UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Valley National Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Valley National Bancorp

2008 Proxy Statement

VALLEY NATIONAL BANCORP

1455 Valley Road

Wayne, New Jersey 07470

March 6, 2008

To Our Shareholders:

You are cordially invited to the Annual Meeting of Shareholders of Valley National Bancorp to be held at the Crowne Plaza Fairfield, 690 Route 46 East, Fairfield, New Jersey, on Monday, April 7, 2008 at 10:00 a.m. to vote on the proposal described in The Notice of Annual Meeting of Shareholders and Proxy Statement.

The primary business of the meeting will be to vote upon the election of Directors for the coming year.

Whether or not you plan to attend the meeting, your vote is important, regardless of the number of Valley National Bancorp shares that you own and we strongly encourage your participation. Please execute and return the enclosed proxy in the envelope provided or submit your proxy by telephone or the internet as instructed on the enclosed proxy card.

Sincerely,

Gerald H. Lipkin
Chairman, President and Chief Executive Officer

Valley National Bancorp

2008 Proxy Statement

VALLEY NATIONAL BANCORP

1455 Valley Road

Wayne, New Jersey 07470

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held, Monday, April 7, 2008

To Our Shareholders:

The annual meeting of shareholders of Valley National Bancorp (“Valley”) will be held at the Crowne Plaza Fairfield, 690 Route 46 East, Fairfield, New Jersey, on Monday, April 7, 2008 at 10:00 a.m. to vote on the following proposal:

1.	To elect 15 directors.

Shareholders of record at the close of business on February 15, 2008 are entitled to notice of and to vote at the meeting. Whether or not you plan to attend the meeting, please execute and return the enclosed proxy card in the envelope provided or submit your proxy by telephone or the internet as instructed on the enclosed proxy card. The prompt return of your proxy will save the expense of further requests for proxies.

By Order of the Board of Directors,

Alan D. Eskow Secretary

Wayne, New Jersey

March 6, 2008

Valley National Bancorp

2008 Proxy Statement

i

Valley National Bancorp

2008 Proxy Statement

VALLEY NATIONAL BANCORP

1455 Valley Road

Wayne, New Jersey 07470

PROXY STATEMENT

GENERAL PROXY STATEMENT INFORMATION

We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Valley National Bancorp (“Valley” or the “Company”) for use at Valley’s 2008 annual meeting of shareholders and at any adjournment of the meeting. You are cordially invited to attend the meeting, which will be held at the Crowne Plaza Fairfield, 690 Route 46 East, Fairfield, New Jersey, on Monday, April 7, 2008 at 10:00 a.m. local time. This proxy statement is first being mailed to shareholders on or about March 6, 2008.

Shareholders Entitled to Vote

The record date for the meeting is February 15, 2008. Only Company Common Stock shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

On the record date there were 119,868,070 shares of common stock outstanding. Each share is entitled to one vote on each matter properly brought before the meeting.

Multiple Copies of Valley’s Annual Report and Proxy Statement

When more than one holder of Valley common stock shares the same address, we may deliver only one annual report and one proxy statement to that address unless we have received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of Valley common stock in “street name” for more than one beneficial owner with the same address may deliver only one annual report and one proxy statement to that address if they have received consent from the beneficial owners of the stock.

Valley will deliver promptly upon written or oral request a separate copy of the annual report and proxy statement to any shareholder, including a beneficial owner of stock held in “street name,” at a shared address to which a single copy of either of those documents was delivered. To receive additional copies of Valley’s annual report and proxy statement, you may call or write Dianne M. Grenz, First Senior Vice President, Valley National Bancorp, at 1455 Valley Road, Wayne, New Jersey 07470, telephone (973) 305-3380 or e-mail her at dgrenz@valleynationalbank.com. The proxy statement and the annual report are available at the following weblink: http://www.valleynationalbank.com/filings.html

You may also contact Ms. Grenz at the address or telephone number above if you are a shareholder of record of Valley and you wish to receive a separate annual report and proxy statement in the future, or if you are currently receiving multiple copies of Valley’s annual report and proxy statement and want to request delivery of a single copy in the future. If your shares are held in “street name” and you want to increase or decrease the number of copies of Valley’s annual report and proxy statement delivered to your household in the future, you should contact the broker or other intermediary who holds the shares on your behalf.

Proxies and Voting Procedures

Your vote is important and you are encouraged to vote your shares promptly.

Each proxy submitted will be voted as directed. However, if a proxy solicited by the Board of Directors does not specify how it is to be voted, it will be voted as the Board recommends—that is, FOR the election of the 15 nominees for director named in this proxy statement unless the shareholder specifies a different choice by means of his proxy or revokes the proxy prior to the time it is exercised.

If any other matters are properly presented at the meeting for consideration, the persons named as proxies will have discretion to vote on those matters according to their best judgment. As of the date of this proxy statement we did not anticipate that any other matters would be raised at the meeting.

Valley National Bancorp

2008 Proxy Statement

We are offering you three alternative ways to vote your shares.

To Vote by Mail. To vote your proxy by mail, please sign, date, and mail your proxy card in the envelope provided as soon as possible.

To Vote by Telephone (Touch-Tone Phone Only). If you wish to vote by telephone, call toll-free 1-800-776-9437 and follow the instructions. Have your proxy card available when you call.

To Vote by Internet. If you wish to vote using the internet, you can access the web page at www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

Regardless of the method that you use to vote, you will be able to vote in person or revoke your proxy if you follow the instructions provided below in the section entitled “Voting in Person; Revoking Your Proxy.”

If you are a participant in Valley’s dividend reinvestment plan, the shares that are held in your dividend reinvestment account will be voted in the same manner as your other shares, whether you vote by mail, by telephone or by internet.

If you are an employee or former employee of Valley, and participate in Valley’s Savings and Investment Plan (a 401(k) plan with an employee stock ownership feature—“KSOP”), you will receive one proxy card representing the total shares you own through this plan. The proxy card will serve as a voting instruction card for the trustee of the plan where all accounts are registered in the same name. If you own shares through the KSOP and do not vote, the plan trustee will vote the plan shares in the same proportion as shares for which instructions were received under the plan. The plan trustee will also vote the unvoted shares in the same proportion as shares for which instructions were received under the plan. Therefore, if you are a participant in the KSOP and vote your shares, the trustee will use your vote when determining the correct proportion.

Voting in Person; Revoking Your Proxy

The method by which you vote will not limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the meeting. If you submit a proxy and then wish to change your vote or vote in person at the meeting, you will need to revoke the proxy that you have submitted. You can revoke your proxy at any time before it is exercised by delivery of a properly executed, later-dated proxy or a written revocation of your proxy. A later-dated proxy or written revocation must be received before the meeting by the Corporate Secretary of Valley, Alan D. Eskow, at 1455 Valley Road, Wayne, New Jersey 07470, or it must be delivered to the Corporate Secretary at the meeting before proxies are voted. You may also revoke your proxy by submitting a new proxy via telephone or the internet. You will be able to change your vote as many times as you wish prior to the annual meeting and the last vote received chronologically will supersede any prior votes.

Required Vote

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally for the election of directors is necessary to constitute a quorum at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

Directors will be elected by a plurality of the votes cast at the meeting. Thus, an abstention or a broker “non-vote” will have no effect on the outcome of the vote on election of directors at the meeting.

Method and Cost of Proxy Solicitation

This proxy solicitation is being made by Valley’s Board of Directors and Valley will pay the cost of soliciting proxies. Proxies may be solicited by officers, directors and employees of Valley in person, by mail, telephone, facsimile or other electronic means. We will not specially compensate those persons for their solicitation activities. In accordance with the regulations of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”), we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expense incurred in sending proxies and proxy materials to beneficial owners of Valley common stock.

Valley National Bancorp

2008 Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 7, 2008.

This proxy statement and our annual report are available: http://www.valleynationalbank.com/filings.html

ITEM 1—ELECTION OF DIRECTORS

DIRECTOR INFORMATION

Under Valley’s by-laws, the Board of Directors fixes the exact number of directors, with a minimum of 5 and a maximum of 25. The Board has fixed the number of directors at 15.

The persons named on the proxy card intend to vote the proxies FOR the election of the 15 persons named below (unless the shareholder otherwise directs). If, for any reason, any nominee becomes unavailable for election and the Board selects a substitute nominee, the proxies will be voted for the substitute nominee selected by the Board. The Board has no reason to believe that any of the named nominees is not available or will not serve if elected.

Each candidate for director has been nominated to serve a one-year term until Valley’s 2009 annual meeting and thereafter until the person’s successor has been duly elected and qualified. The following table sets forth the names and ages of the Board’s nominees for election, the nominees’ position with Valley (if any), the principal occupation or employment of each nominee for the past five years, any other directorships held by the nominee with companies registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act and the period during which each nominee has served as a director of Valley. The nominees’ prior service as directors includes prior service as directors of Valley National Bank (the “Bank”) prior to the formation of the holding company.

Name, Age and Position With Valley	Principal Occupations During Past Five Years; Other Public Company Directorships	Director Since

Andrew B. Abramson, 54	President and Chief Executive Officer, Value Companies, Inc. (real estate development and property management firm)	1994

Pamela R. Bronander, 51	Vice President, KMC Mechanical, Inc. (mechanical contractor)	1993

Eric P. Edelstein, 58	Retired; Former Executive Vice President and Chief Financial Officer, Griffon Corporation (manufacturer and developer of variety of products); former Managing Partner-Business Consulting National Practices of Arthur Andersen LLP	2003

Mary J. Steele Guilfoile, 53	Chairman of MG Advisors, Inc. (privately owned financial services merger and acquisition advisory and consulting firm); former Executive Vice President and Chief Administrative Officer of J. P. Morgan Chase & Co.; former Partner, Chief Financial Officer and Chief Operating Officer of The Beacon Group, LLC (private equity, strategic advisory and wealth management partnership); Partner, The Beacon Group, a private investment group; Director, Interpublic Group of Companies (NYSE listed advertising and marketing company); CPA	2003

H. Dale Hemmerdinger, 63	President of The Hemmerdinger Corporation (commercial and residential real estate ownership and development company); Chairman of Atlas Real Estate Funds, Inc. (a diverse New York-based real estate company); and Chairman of Metropolitan Transportation Authority, NYS	2003

Graham O. Jones, 63*	Partner and Attorney, at law firm of Jones & Jones	1997

Walter H. Jones, III, 65*	Former Chairman of the Board of Hoke, Inc. (manufacturer of precision fluid control products)	1997

Gerald Korde, 64	President, Birch Lumber Company, Inc. (wholesale and retail lumber distribution company)	1989

Valley National Bancorp

2008 Proxy Statement

Name, Age and Position With Valley	Principal Occupations During Past Five Years; Other Public Company Directorships	Director Since

Michael L. LaRusso, 62	Financial Consultant; Former Executive Vice President and Director of Corporate Monitoring Group-Union Bank of California	2004

Marc J. Lenner, 42**	Chief Executive Officer and Chief Financial Officer of Lester M. Entin Associates, a real estate development and management company; formerly employed by Hoberman, Miller, Goldstein & Lesser, P.C., CPA	2007

Gerald H. Lipkin, 67	Chairman of the Board, President and Chief Executive Officer of Valley National Bancorp and Valley National Bank	1986
Chairman of the Board, President and Chief Executive Officer

Robinson Markel, 73	Counsel to the law firm of Katten Muchin Rosenman LLP, since February 1998; former Director of Merchants New York Bancorp, Inc. and The Merchants Bank of New York	2001

Richard S. Miller, 73	President of the law firm of Williams, Caliri, Miller & Otley, A Professional Corporation; former Director of Ramapo Financial Corporation and The Ramapo Bank	1999

Barnett Rukin, 67	Chief Executive Officer, SLX Capital Management (asset manager)	1991

Suresh L. Sani, 43**	Vice President, First Pioneer Properties, Inc., a privately-owned commercial real estate management company; former associate at law firm of Shea & Gould	2007

*	Walter H. Jones, III and Graham O. Jones are brothers.
**	Messrs. Lenner and Sani, were appointed by the Board on November 14, 2007 to fill two board positions and have not been previously elected by the shareholders.

RECOMMENDATION AND VOTE REQUIRED ON ITEM 1

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINATED SLATE OF DIRECTORS.

Directors will be elected by a plurality of the votes cast at the meeting.

Valley National Bancorp

2008 Proxy Statement

CORPORATE GOVERNANCE

The business and affairs of Valley are managed under the direction of the Board of Directors. Members of the Board are kept informed of Valley’s business through discussions with the Chairman and Valley’s other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. In this regard, to further educate directors about Valley and assist committees in their work, committees are encouraged to invite non-member directors to attend committee meetings to learn about the workings of the Board. All members of the Board also served as directors of Valley’s subsidiary bank, Valley National Bank (the “Bank”), during 2007. It is the Company’s policy that all directors attend the annual meeting absent a compelling reason, such as family or medical emergencies. In 2007, all directors then serving attended Valley’s annual meeting.

Valley’s Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements. The Board has adopted corporate governance practices, which the Board and senior management believe promote this purpose. Periodically these governance practices, as well as the rules and listing standards of the NYSE and SEC regulations, are reviewed.

Director Independence

The Board has determined that a majority of the directors and all current members of the Nominating and Corporate Governance, Compensation and Human Resources, and Audit and Risk Committees are “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange, and that all of the members of the Audit and Risk Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 and Section 303.01 of the Listed Company Manual of the New York Stock Exchange. The Board based these determinations primarily on a review of the responses of the directors to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors.

Valley’s independent directors are: Andrew B. Abramson, Pamela R. Bronander, Eric P. Edelstein, H. Dale Hemmerdinger, Graham Jones, Walter H. Jones, III, Gerald Korde, Michael L. LaRusso, Marc J. Lenner, Robinson Markel, Robert E. McEntee, Richard S. Miller, Barnett Rukin and Suresh L. Sani.

To assist it in making determinations of independence, the Board has concluded that the following relationships are immaterial and that a director whose only relationships with Valley fall within these categories is independent:

—

A loan made by the Bank to a director, his or her immediate family or an entity affiliated with a director or his or her immediate family, or a loan personally guaranteed by such persons if such loan (i) complies with federal regulations on insider loans, where applicable; and (ii) is not classified by the Bank’s credit committee or by any bank regulatory agency which supervised the Bank as substandard, doubtful or loss;

—

A deposit, trust, insurance brokerage, investment advisory, securities brokerage or similar customer relationship between Valley or its subsidiaries and a director, his or her immediate family or an affiliate of his or her immediate family if such relationship is on customary and usual market terms and conditions;

—	The employment by Valley or its subsidiaries of any immediate family member of the director if the employee serves below the level of a senior vice president;

—

Annual contributions by Valley or its subsidiaries to any charity or non-profit corporation with which a director is affiliated if the contributions do not exceed an aggregate of $30,000 in any calendar year;

—

Purchases of goods or services by Valley or any of its subsidiaries from a business in which a director or his or her spouse or minor children is a partner, shareholder or officer, if the director, his or her spouse and minor children own five (5%) percent or less of the equity interests of that business and do not serve as an executive officer of the business; or

—

Purchases of goods or services by Valley, or any of its subsidiaries, from a director or a business in which the director or his or her spouse or minor children is a partner, shareholder or officer if the annual aggregate purchases of goods or services from the director, his or her spouse or minor children or such business in the last calendar year does not exceed the greater of $120,000 or 5% of the gross revenues of the business.

Valley National Bancorp

2008 Proxy Statement

The Board considered the following categories of items for each director it determined was independent:

Name	Loans*	Trust Services/Assets Under Management	Banking Relationship with VNB	Professional Services to Valley	Commercial Relationship
Andrew B. Abramson	Commercial and Personal	Trust Services	Checking, Savings, Certificate of Deposit	None	None
Pamela R. Bronander	Commercial and Personal Line of Credit, Home Equity	None	Checking, Savings, Certificate of Deposit	None	None
Eric P. Edelstein	Residential Mortgage	None	Checking	None	None
H. Dale Hemmerdinger	Commercial and Personal	None	Checking, Savings	None	Partnership that leases property to VNB
Graham O. Jones	Commercial and Personal	None	Checking	Legal	None
Walter H. Jones, III	Commercial Line of Credit	Trust and Assets Under Management	Checking, Certificate of Deposit	None	None
Gerald Korde	Commercial, Commercial and Personal Line of Credit	Trust Services	Checking, Money Market	None	None
Michael L. LaRusso	Mortgage, Home Equity	None	Checking, Money Market, Safekeeping	None	None
Marc J. Lenner	Commercial Mortgage	None	Checking, Certificate of Deposit	None	None
Robinson Markel	None	None	Checking	Legal	None
Robert E. McEntee	Mortgage, Home Equity Line of Credit, Personal	None	Checking, Money Market	None	None
Richard S. Miller	None	None	Checking, Savings	Legal	None
Barnett Rukin	Commercial and Home Mortgages, Line of credit	Assets Under Management	Checking, Safe Deposit Box	None	None
Suresh L. Sani	Commercial Mortgage	None	None	None	None

* In compliance with Regulation O .

Executive Sessions of Non-Management Directors

Valley’s Corporate Governance Guidelines require the Board to provide for executive sessions with only independent, non-management directors participating. At least once a year, the Board holds an executive session including only independent, non-management directors. Valley’s Board has chosen to rotate the presiding director for each meeting among the respective chairmen of the Audit and Risk, Compensation and Human Resources, and Nominating and Corporate Governance Committees.

Shareholder and Interested Parties Communications with Directors

The Board of Directors has established the following procedures for shareholder or interested party communications with the Board of Directors:

—

Shareholders or interested parties wishing to communicate with the Board of Directors should send any communication to Valley National Bancorp, c/o Alan D. Eskow, Corporate Secretary, at 1455 Valley Road, Wayne, New Jersey 07470. Any such communication should state the number of shares owned by the shareholder.

—

The Corporate Secretary will forward such communication to the Board of Directors or, as appropriate, to the particular committee chairman, unless the communication is a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the Board of Directors, in which case the Corporate Secretary has the authority to disregard the communication. All such communications will be kept confidential to the extent possible.

—

The Corporate Secretary will maintain a log of, and copies of, all communications for inspection and review by any Board member, and will regularly review all such communications with the Board or the appropriate committee chairman.

Valley National Bancorp

2008 Proxy Statement

The Board of Directors has also established the following procedures for shareholder or interested party communications with the rotating chairman of the executive sessions of the non-management directors of the Board:

—

Shareholders or interested parties wishing to communicate with the presiding director of executive sessions should send any communication to Valley National Bancorp, c/o Alan D. Eskow, Corporate Secretary, 1455 Valley Road, Wayne, New Jersey 07470. Any such communication should state the number of shares owned by the shareholder.

—

The Corporate Secretary will forward such communication to the then presiding director, unless the communication is a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the non-management directors, in which case the Corporate Secretary has the authority to disregard the communication. All such communications will be kept confidential to the extent possible.

—

The Corporate Secretary will maintain a log of, and copies of, all communications for inspection and review by the presiding director of executive sessions, and shall regularly review all such communications with the presiding director at the next meeting.

Committees of the Board of Directors; Board of Directors Meetings

In 2007, the Board of Directors maintained an Audit and Risk Committee, a Nominating and Corporate Governance Committee, and a Compensation and Human Resources Committee. Only independent directors serve on these committees.

During 2007, each director (other than Mr. Lenner and Mr. Sani who joined Valley in November of 2007) attended at least 85% or more of the meetings of the Board of Directors, the Bank Board and of each committee on which he or she served. Valley’s Board met five times during 2007 and the Bank’s Board met fourteen times during 2007.

The following table presents 2007 membership information for each of Valley’s Audit and Risk, Nominating and Corporate Governance, and Compensation and Human Resources Committees.

Name	Audit and Risk		Nominating and Corporate Governance		Compensation and Human Resources
Andrew B. Abramson	X	*	X		X
Pamela R. Bronander	X
Eric P. Edelstein	X	**			X
H. Dale Hemmerdinger					X
Walter H. Jones, III	X		X	*
Gerald Korde	X		X		X	**
Michael L. LaRusso	X				X
Robinson Markel			X		X
Robert E. McEntee	X		X		X	*
Richard S. Miller			X
Barnett Rukin					X
* Committee Chairman ** Vice Chairman

Audit and Risk Committee.  The committee met eight times during 2007. The Board of Directors has determined that each member of the Audit and Risk Committee is financially literate and that more than one member of the Audit and Risk Committee has the accounting or related financial management expertise required by the New York Stock Exchange (“NYSE”). The Board of Directors has also determined that Messrs. McEntee and Edelstein each meet the SEC criteria of an “Audit Committee Financial Expert.”

The charter for the Audit and Risk Committee is attached hereto as Appendix A and can also be viewed at the “Corporate Profile” link on Valley’s website www.valleynationalbank.com. The charter gives the Audit and Risk Committee the authority and responsibility for the appointment, retention, compensation and oversight of Valley’s independent registered public

Valley National Bancorp

2008 Proxy Statement

accounting firm, including pre-approval of all audit and non-audit services to be performed by Valley’s independent registered public accounting firm. Each member of the Audit and Risk Committee is independent. Other responsibilities of the Audit and Risk Committee pursuant to the charter include:

—	Reviewing the scope and results of the audit with Valley’s independent registered public accounting firm;

—	Reviewing with management and Valley’s independent registered public accounting firm Valley’s interim and year-end operating results including SEC periodic reports and press releases;

—	Considering the appropriateness of the internal accounting and auditing procedures of Valley;

—	Considering Valley’s outside auditors’ independence;

—	Overseeing the risk management, internal audit and internal compliance functions;

—	Reviewing examination reports by regulatory agencies;

—	Reviewing the significant findings and recommended action plans prepared by the internal audit function, together with management’s response and follow-up; and

—	Reporting to the full Board concerning significant matters coming to the attention of the committee.

Nominating and Corporate Governance Committee.  The committee met five times during 2007. This committee reviews qualifications of and recommends to the Board candidates for election as director of Valley and the Bank, considers the composition of the Board, recommends committee assignments, and discusses management succession for the Chairman and the CEO positions. The Nominating and Corporate Governance Committee develops corporate governance guidelines which include:

—	Director qualifications and standards;

—	Director responsibilities;

—	Director orientation and continuing education;

—	Limitations on board members serving on other board of directors;

—	Director access to management and records, criteria for annual self-assessment of the Board, its committees, management and the effectiveness of their functioning.

The committee is also charged with overseeing the Board’s adherence to Valley’s corporate governance principles and Code of Conduct and Ethics. The committee reviews recommendations from shareholders regarding corporate governance and director candidates. The procedure for submitting recommendations of director candidates is set forth below under the caption “Nomination of Directors.” Each member of the Nominating and Corporate Governance Committee is independent.

Compensation and Human Resources Committee.  The committee met six times during 2007. The committee determines CEO compensation, sets general compensation levels for all officers and employees and sets specific compensation for named executive officers (“NEO”s) and other executive officers. It also administers Valley’s non-equity compensation plan and the equity compensation plans, including the 1999 Long-Term Stock Incentive Plan and makes awards pursuant to those plans. The Board has approved its charter, which delegates to the committee the responsibility to recommend Board compensation. Each member of the Compensation and Human Resources Committee is independent.

Availability of Committee Charters

The Audit and Risk Committee, Nominating and Corporate Governance Committee, and Compensation and Human Resources Committee each operates pursuant to a separate written charter adopted by the Board. Each committee reviews its charter at

Valley National Bancorp

2008 Proxy Statement

least annually. All of the committee charters can be viewed at the “Corporate Profile” link on Valley’s website www.valleynationalbank.com. Each charter is also available in print to any shareholder who requests it. The information contained on the website is not incorporated by reference or otherwise considered a part of this document.

Nomination of Directors

Nominations for a director may be made only by the Board of Directors or a committee of the Board or by a shareholder of record entitled to vote. The Board of Directors has established minimum criteria for members of the Board.

  These include:

—	Directors may not be nominated for election to the Board in the calendar year after the year in which the director turns 75;

—	The maximum age for an individual to join the Board shall be age 60;

—	Each Board member must demonstrate that he or she is mentally and physically able to serve regardless of age;

—	Each Board member must be a U.S. citizen and comply with all qualifications set forth in 12 USC §72;

—	A majority of the Board members must maintain their principal residence within 100 miles of Wayne, New Jersey (Valley’s primary service area);

—	Board members may not stand for re-election to the Board for more than four terms following his or her establishment of a legal residence outside of the Bank’s primary service area, as stated above;

—

Each Board member must own a minimum of 5,000 shares of Valley common stock of which 1,000 shares must be in his or her own name (or jointly with the director’s spouse) and not pledged or hypothecated;

—

Unless there are mitigating circumstances (such as medical or family emergencies), any Board member who attends less than 85% of the Board and assigned Committee Meetings for two consecutive years, will not be nominated for re-election;

—

Each Board member must prepare for meetings by reading information provided prior to the meeting. Each Board member should participate in meetings, for example, by asking questions and by inquiring about policies, procedures or practices of Valley;

—	Each Board member should be available for continuing education opportunities throughout the year;

—	Each Board member is expected to be above reproach in their personal and professional lives and their financial dealings with Valley, the Bank and the community;

—

If a Board member (a) has his or her integrity challenged by a governmental agency (indictment or conviction), (b) files for personal or business bankruptcy, (c) materially violates Valley’s Code of Conduct and Ethics, or (d) has a loan made to or guaranteed by the director classified as doubtful, the Board member shall resign upon request of the Board. If a loan made to a director or guaranteed by a director is classified substandard, the Board member shall resign upon request of the Board of Directors;

—	No Board member should serve on the board of any other bank or financial institution or on more than two boards of other public companies while a member of Valley’s Board;

—	Each Board member should be an advocate for Valley within the community; and

—	It is expected that the Bank will be utilized by the Board member for his or her personal and business affiliations.

Valley National Bancorp

2008 Proxy Statement

The Nominating and Corporate Governance Committee has adopted a policy regarding consideration of director candidates recommended by shareholders. The Committee will consider nominations recommended by shareholders. In order for a shareholder to recommend a nomination, the shareholder must provide the recommendation along with the additional information and supporting materials to Valley’s Corporate Secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date of the preceding year’s annual meeting. The shareholder wishing to propose a candidate for consideration by the Nominating and Corporate Governance Committee must own at least 1% of the outstanding Valley common stock. In addition, the Nominating and Corporate Governance Committee has the right to require any additional background or other information from any director candidate or the recommending shareholder as it may deem appropriate. For Valley’s annual meeting in the year 2009, we must receive this notice on or after November 8, 2008, and on or before December 8, 2008. The following factors, at a minimum, are considered by the Nominating and Corporate Governance Committee as part of its review of all director candidates and in recommending potential director candidates to the Board:

—	appropriate mix of educational background, professional background and business experience to make a significant contribution to the overall composition of the Board;

—

if the Committee deems it applicable, whether the candidate would be considered a financial expert or financially literate as described in the SEC and NYSE rules or an Audit and Risk Committee financial expert as defined by the Sarbanes-Oxley Act of 2002;

—

if the Committee deems it applicable, whether the candidate would be considered independent under the NYSE rules and the Board’s additional independence guidelines set forth in the Company’s Corporate Governance Guidelines;

—	demonstrated character and reputation, both personal and professional, consistent with that required for a bank director;

—	willingness to apply sound and independent business judgment;

—	ability to work productively with the other members of the Board;

—	availability for the substantial duties and responsibilities of a Valley director; and

—	meets the additional criteria set forth in Valley’s Corporate Governance Guidelines.

You can obtain a copy of the full text of Valley’s policy regarding shareholder nominations by writing to Dianne M. Grenz, First Senior Vice President, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey 07470.

Compensation and Human Resources Committee Processes and Procedures

The Board has delegated the responsibility for executive compensation matters to the Compensation and Human Resources Committee. The minutes of the committee meetings are provided at Board meetings and the chair of the committee reports to the Board significant issues dealt with by the committee.

The committee operates pursuant to a charter, determines CEO compensation, sets general compensation levels for all officers and employees and sets specific compensation for NEOs and other executive officers. It also administers Valley’s non-equity compensation plan and the equity compensation plans, including the 1999 Long-Term Stock Incentive Plan and makes awards pursuant to those plans. The Board has approved its charter, available on the Company’s website located at www.valleynationalbank.com, which delegates to the committee the responsibility to recommend Board compensation.

In undertaking its responsibilities, annually, the committee receives from the CEO recommendations for salary, non-equity incentive awards, stock option and restricted stock awards for NEOs and other executive officers. After considering the possible payments under Valley’s 1999 Long Term Incentive Plan and discussing the recommendations with the CEO, the committee meets in executive session to make the final decisions on these elements of compensation. All stock awards are made at the closing stock price on the date that the awards are approved.

The committee also determines the CEO’s compensation based on various factors including performance, personal goals and objectives as well as operating targets and the peer group analysis. The determination of the committee is final.

Valley National Bancorp

2008 Proxy Statement

The salaries, non-equity compensation and stock awards to other officers are proposed by the CEO to the committee after he has consulted with the senior officers. These recommendations are reviewed by the committee and after discussion (and in certain cases amendments) are approved. All stock awards are made at the closing stock price on the date that the awards are approved.

Under authority delegated by the committee, all other employee salaries and non-equity compensation are determined by executive management. For stock awards, based on operational considerations, prior awards and staff numbers, a block of shares is allocated by the committee. The individual stock option and restricted stock awards are then allocated by the CEO and his executive staff. All stock awards are made at the closing stock price on the date that the awards are finalized.

Under authority delegated by the committee, during the year, the CEO is authorized to make limited stock option grants and restricted stock awards in specific circumstances (special incentive awards for non-officers, awards to new employees and grants on completion of advanced degrees.) All stock awards are made at the closing stock price on the date that the awards are finalized.

All awards not specifically approved in advance by the committee, but under the authority delegated, are reported to the committee at its next meeting at which time the committee ratifies the action taken.

In 2007, an analysis was conducted internally by the committee, comparing Valley’s director compensation with the compensation practices for directors in similarly situated banks or peer banks. Upon review of the results, it was the opinion of the Committee that the current director compensation program was competitive and consistent among its peer banks and no changes were necessary for 2008. The committee reported its findings to the Board.

In 2007 the Committee in its sole discretion employed Fredrick W. Cook & Co. as compensation consultants. The Cook firm was employed to review compensation and performance data of a peer group of comparable financial organizations that had been selected by the committee and in relationship to these data provide an overview and comments on Valley’s executive compensation. Also, the Cook firm was requested to provide trend information relating to executive compensation matters (specifically, the benefit equalization plan in 2007.) In addition, the Cook firm has reviewed and provided comments on the 2008 proxy compensation disclosures contained in this proxy statement.

In addition, the Committee also employed Watson Wyatt Worldwide as compensation analysts to provide an analysis and information relating to Valley’s NEOs potential post-employment payments described below.

Code of Conduct and Ethics and Corporate Governance Guidelines

Valley has adopted a Code of Conduct and Ethics which applies to Valley’s chief executive officer, principal financial officer, principal accounting officer and to all other Valley directors, officers and employees. The Code of Conduct and Ethics is available in the “Corporate Profile” section of Valley’s website located at www.valleynationalbank.com. The Code of Conduct and Ethics is also available in print to any shareholder who requests it. Valley will disclose any substantive amendments to or waiver from provisions of the Code of Conduct and Ethics made with respect to the chief executive officer, principal financial officer or principal accounting officer on that website.

We have also adopted Corporate Governance Guidelines, which are intended to provide guidelines for the governance of Valley by the Board and its committees. The Corporate Governance Guidelines are available at the “Corporate Profile” section of Valley’s website located at www.valleynationalbank.com. The Corporate Governance Guidelines are also available in print to any shareholder who requests them.

Valley National Bancorp

2008 Proxy Statement

DIRECTOR COMPENSATION

Compensation of Directors.    Annual compensation of non-employee directors for 2007 was comprised of the following components, cash compensation consisting of annual retainer, meeting and committee fees, and, to the extent that a Director elects to forego all or a portion of the annual retainer and board meeting fees, participation in the 2004 Directors Restricted Stock Plan. In addition, there is also a Directors Retirement Plan. Each of these compensation components is described in detail below. The total 2007 compensation of the non-employee Directors is shown in the following table.

2007 Director Compensation

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (3)	All Other Compen- sation (4)	Total
Andrew B. Abramson*	$57,000	$62,183	$4,872	$8,909	$132,964
Pamela R. Bronander	22,250	60,175	4,091	6,422	92,938
Eric P. Edelstein**	28,250	56,933	4,145	8,792	98,120
Mary J. Steele Guilfoile	26,750	63,233	3,097	56,932	150,012
H. Dale Hemmerdinger	28,000	41,300	5,548	1,194	76,042
Graham O. Jones	64,750	-	11,190	-	75,940
Walter H. Jones, III*	84,500	-	8,345	-	92,845
Gerald Korde**	91,750	-	14,981	-	106,731
Michael L. LaRusso	56,750	30,325	4,981	3,366	95,422
Marc J. Lenner***	2,000	-	-	-	2,000
Robinson Markel	70,500	-	11,377	-	81,877
Robert E. McEntee*	35,750	63,233	38,934	8,932	146,849
Richard S. Miller	73,000	-	28,539	-	101,539
Barnett Rukin	19,500	61,133	15,866	8,885	105,384
Suresh L. Sani***	2,000	-	-	-	2,000

*	Bancorp Committee Chairman, (see Committees of the Board on Page 10 in this Proxy Statement)
**	Bancorp Committee Vice Chairman, (see Committees of the Board on Page 10 in this Proxy Statement)
***	Mr. Lenner and Mr. Sani were appointed to the Board on November 14, 2007

(1)	Includes committee fees and fees for chairing Board Committees.
(2)	Reflects fees forgone by directors and expensed in 2007, and amortization of restricted stock awards for 2004, 2005, 2006 and 2007 pursuant to the 2004 Directors Restricted Stock Plan, in accordance with SFAS No. 123R (except that the estimate of forfeitures related to services-based vesting conditions have been disregarded), see Note 13 - Benefit Plans under Stock-Based Compensation, of Valley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for additional information on SFAS No. 123R valuation methodology. Though the deferred stock is subject to forfeiture under certain circumstances, this amount assumes proportionate vesting over the five year deferral period. There were 19,838 shares awarded under the plan during the year ended December 31, 2007 each at the grant date fair market value of $24.23 and there were 71,912 outstanding shares under the plan as of December 31, 2007. The following table represents the shares awarded, the grant date fair market value and the aggregate number of stock outstanding at December 31, 2007, for each of the following participants:

Name	Number of Shares Awarded	Grant Date Fair Market Value of Shares Awarded	Aggregate Number of Stock Awards Outstanding at Fiscal Year-End
Andrew B. Abramson	2,642	$64,016	11,251
Pamela R. Bronander	2,696	65,324	8,589
Eric P. Edelstein	2,367	57,352	10,976
Mary J. Steele Guilfoile	2,696	65,324	11,305
H. Dale Hemmerdinger	2,807	68,014	2,807
Michael L. LaRusso	1,348	32,662	4,484
Robert E. McEntee	2,696	65,324	11,305
Barnett Rukin	2,586	62,659	11,195

(3)	Represents the change in the net present value of pension benefits for Directors Plan for 2007 taking into account the age of each director, a present value factor, an interest discount factor and time remaining until retirement.
(4)	Reflects the 2007 cash dividend and interest on deferred dividends under the 2004 Directors Restricted Stock Plan. For Ms. Guilfoile, the amount also includes a $48,000 consulting fee paid to MG Advisors, Inc. in 2007, pursuant to a long-standing investment banking retainer consulting agreement. Ms. Guilfoile is the chairman of MG Advisors.

Valley National Bancorp

2008 Proxy Statement

Annual Board Retainer.  Non-employee Directors received an annual retainer of $25,000 per year, paid quarterly. This retainer is paid to recognize expected ongoing dialog of board members with Valley executives and employees, for being available to provide their professional expertise as needed, for attending various Bank functions, for undertaking continuing education, and for interfacing with customers as appropriate.

Board Meeting Fees.  In recognition of the preparation time, travel time, attendance at and providing professional expertise at the board meetings, non-employee Directors received a board meeting fee of $2,000 for each meeting attended.

Board Committee Fees and Committee Chair Retainer.  The Chair of the Audit and Risk Committee received an annual retainer of $7,500 and the Vice Chair a retainer of $3,750. The Chair of the Compensation and Human Resources Committee received an annual retainer of $7,500 and the Vice Chair a retainer of $3,750. The Chair of the Nominating and Corporate Governance Committee receives an annual retainer of $7,500. These retainers are to recognize the extensive time that is devoted to committee matters including meetings with management, auditors, attorneys and consultants and preparing committee agendas.

All members of these committees are paid for attending each committee meeting as follows: $2,000 for Audit and Risk, $1,500 for Compensation and Human Resources and $1,000 for Nominating and Corporate Governance.

The Company and Bank also have a number of other committees (other than the corporate governance committees listed above and required to be disclosed) that are not “disclosed” committees under SEC and NYSE rules. These committees generally deal with oversight of various operating matters. All other committee chairs receive a retainer of $5,000 and there is an attendance fee between $500 and $1,000 for each committee meeting.

Directors Retirement Plan. Valley maintains a retirement plan for non-employee directors. The plan provides 10 years of annual benefits to directors with five or more years of service. The benefits commence following the later of a director reaching age 65 or after a director has retired from the Board. The annual benefit is equal to the director’s years of service, multiplied by 5%, multiplied by the final annual retainer paid by Valley to the director at the time of retirement. In the event of the death of the director prior to receipt of all benefits, the payments continue to the director’s beneficiary or estate.

Directors Restricted Stock Plan. Valley maintains the 2004 Director Restricted Stock Plan (“2004 Directors Plan”). The 2004 Directors Plan provides the non-employee members of the Board of Directors with the opportunity to forego some or all of their annual cash retainer and meeting fees in exchange for shares of Valley restricted stock granted at a percentage of the market value at the date of grant (generally 75%). The discount recognizes the exchange of immediate cash fees for a five year deferral or until retirement, death, disability, the participant’s inability to stand for re-election due to age restrictions, or the participant’s failure to be re-elected after standing for re-election, and if there is a change-in-control prior to the vesting date. There are 71,912 shares outstanding under this plan as of December 31, 2007.

Valley National Bancorp

2008 Proxy Statement

STOCK OWNERSHIP OF MANAGEMENT

AND PRINCIPAL SHAREHOLDERS

The following table contains information about the beneficial ownership of Valley common stock at December 31, 2007 by each director, by each Valley executive officer for whom individual information is required to be set forth in this proxy statement under rules of the Securities and Exchange Commission, and by directors and all executive officers as a group. We know of no person or group that beneficially owns 5% or more of Valley’s common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Class (2)
Directors and Named Executive Officers:
Andrew B. Abramson	222,353	(3)	0.18%
Pamela R. Bronander	20,269	(4)	0.02
Peter Crocitto	281,849	(5)	0.23
Eric P. Edelstein	17,052	(6)	0.01
Albert Engel	117,800	(7)	0.10
Alan D. Eskow	183,240	(8)	0.15
Mary J. Steele Guilfoile	328,622	(9)	0.27
H. Dale Hemmerdinger	82,525	(10)	0.07
Graham O. Jones	977,791	(11)	0.80
Walter H. Jones, III	1,255,530		1.03
Gerald Korde	1,812,854	(12)	1.48
Michael L. LaRusso	18,478	(13)	0.02
James G. Lawrence	456,831	(14)	0.37
Marc J. Lenner	186,000	(15)	0.15
Gerald H. Lipkin	559,058	(16)	0.46
Robinson Markel	416,975	(17)	0.34
Robert E. McEntee	103,945	(18)	0.09
Robert M. Meyer	300,726	(19)	0.25
Richard S. Miller	78,533	(20)	0.06
Barnett Rukin	66,110	(21)	0.05
Suresh L. Sani	23,057	(22)	0.02
Directors and Executive Officers as a group (33 persons)	8,164,563	(23)	6.68

(1)	Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

(2)	The number of shares of Valley common stock used in calculating the percentage of the class owned includes 119,851,499 shares of Valley common stock outstanding as of December 31, 2007. The table also includes 2,352,367 shares purchasable pursuant to stock options for Valley shares that were exercisable within 60 days of December 31, 2007.

(3)	This total includes 7,012 shares held by Mr. Abramson’s wife, 21,536 shares held by his wife in trust for his children, 3,743 shares held by a family trust of which Mr. Abramson is a trustee, 13,390 shares held by a family foundation, 74,421 shares held by a trust of which Mr. Abramson is a trustee, 2,880 shares held by a family fund trust, 6,484 shares held in self-directed IRA Plans of which Mr. Abramson and his wife are beneficiaries and 11,251 restricted shares pursuant to the director restricted stock plan.

(4)	This total includes 3,036 shares held in custody for Ms. Bronander’s children, 8,589 restricted shares pursuant to the director restricted stock plan; and of this total, 4,749 shares were pledged as security.

(5)	This total includes 35,527 shares held by Mr. Crocitto’s wife, 2,486 shares held in Mr. Crocitto’s KSOP, 10,432 shares held by Mr. Crocitto as custodian for his children, 16,735 restricted shares, and 117,215 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2007, but not the 31,926 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2007.

(6)	This total includes 10,976 restricted shares pursuant to the director restricted stock plan.

(7)	This total includes 2,466 shares held in Mr. Engel’s KSOP, 14,485 restricted shares, and 70,204 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2007, but not the 29,783 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2007.

Valley National Bancorp

2008 Proxy Statement

(8)	This total includes 40,585 shares held by Mr. Eskow’s wife, 2,615 shares held in Mr. Eskow’s KSOP, 726 shares held in his IRA, 1,792 shares held jointly with his wife, 708 shares in an IRA held by his wife, 16,735 restricted shares and 92,217 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2007, but not the 31,926 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2007.

(9)	This total includes 153,385 shares held by Ms. Guilfoile’s spouse and 11,305 restricted shares pursuant to the director restricted stock plan.

(10)	This total includes 835 shares held by a family foundation, 12,197 shares held by Mr. Hemmerdinger’s wife, 14,321 shares held by a corporation of which Mr. Hemmerdinger controls, 33,496 shares held by a corporate pension plan of which Mr. Hemmerdinger and his wife are beneficiaries and 2,807 restricted shares pursuant to the director restricted stock plan.

(11)	This total includes 15,696 shares owned by trusts for the benefit of Mr. G. Jones’ children of which his wife is co-trustee; and of this total, 962,093 shares were pledged as security.

(12)	This total includes 56,520 shares held jointly with his wife, 268,514 shares held in the name of Mr. Korde’s wife, 687,862 shares held by his wife as custodian for his children, 247,109 shares held by a trust of which Mr. Korde is a trustee and 99,069 shares held in Mr. Korde’s self-directed IRA.

(13)	This total includes 11,368 shares held jointly with Mr. LaRusso’s wife and 4,484 restricted shares pursuant to the director restricted stock plan.

(14)	This total includes 17,644 shares owned by Mr. Lawrence’s wife, 117,577 shares owned by family members which Mr. Lawrence has the power to vote pursuant to a proxy, 1,056 shares held by Mr. Lawrence as custodian for his son, 1,824 shares held by his spouse and himself as custodians for their grandchildren and 22,530 shares owned by a trust of which he is a beneficiary. This total also includes 5,399 restricted shares and 41,409 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2007, but not 30,245 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2007.

(15)	This total includes 8,519 shares held in a retirement pension, 282 shares held by Mr. Lenner’s wife, 6,305 shares held by his children and 151,534 shares held by a trust of which Mr. Lenner is 50% trustee.

(16)	This total includes 180,163 shares held in the name of Mr. Lipkin’s wife, 122 shares held jointly with his wife, 2,230 shares held in his KSOP, 9,678 shares held by self-directed IRA’s of which Mr. Lipkin and his wife are beneficiaries and 21,446 shares held by a family charitable foundation of which Mr. Lipkin is a co-trustee. This total also includes Mr. Lipkin’s 46,209 restricted shares and 144,069 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2007, but not the 64,528 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2007.

(17)	This total includes 4,448 shares owned by Mr. Markel’s wife, 26,526 shares held by his wife in trust for his children, 73,596 shares owned by Mr. Markel in his self-directed IRA and 225,070 shares owned by his sister, which Mr. Markel has power to vote. Mr. Markel disclaims beneficial ownership of the shares held by his wife, the shares held by his wife in trust for his children and shares owned by his sister.

(18)	This total includes 48,547 shares held in the name of Mr. McEntee’s wife, 567 shares held jointly with his wife, 10,070 shares held by Mr. McEntee in a self-directed Keogh Plan and 11,305 restricted shares pursuant to the director restricted stock plan.

(19)	This total includes Mr. Meyer’s 16,735 restricted shares, 130,788 shares held jointly with his wife, 2,514 shares held in his KSOP and 117,208 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2007, but not the 31,926 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2007; and of this total, 130,788 shares were pledged as security.

(20)	This total includes 23,542 shares held in Mr. Miller’s self-directed IRA, 28,375 shares held jointly with his wife, 2,136 shares held by a corporation for which Mr. Miller is a 17.4% shareholder and 7,056 shares held by his wife. Mr. Miller disclaims beneficial ownership of the 7,056 shares held by his wife and all shares held by the corporation except for the 17.4% or 371 shares.

(21)	This total includes 19,931 shares held by Mr. Rukin’s wife, as custodian and Mr. Rukin, as trustee, in various accounts for their children, 4,431 shares held by a private foundation of which Mr. Rukin is an officer and 11,195 restricted shares pursuant to the director stock plan.

(22)	This total includes 2,205 shares held in Mr. Sani’s Keogh Plan, 2,205 shares held in trusts for benefit of his children, 16,647 shares held in pension trusts of which Mr. Sani is co-trustee.

(23)	This total includes 654,965 shares owned by 12 executive officers who are not directors or named executive officers, which total includes 15,193 shares in KSOP, 30,527 indirect shares, 42,822 restricted shares and 282,136 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2007, but not the 137,730 shares potentially available in the future by exercise of their stock options not exercisable within 60 days of December 31, 2007. The total does not include shares held by the Bank’s trust department.

Valley National Bancorp

2008 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS (“CD & A”)

Overview

We compensate our named executive officers (NEO1) at levels intended to encourage their continuation in service to us and their efforts to increase their respective levels of performance. In evaluating NEO performance levels, we look for improvements in our financial performance, maintenance of the quality and value of our assets, growth of our loan portfolio and expansion of our retail branch banking network. The salary and incentive components of our compensation program are intended to reward these improvements, both short- and long-term, because a higher performance level generally leads to increased shareholder value.

The elements of NEO compensation are:

Performance-based:

—	Salary
—	Executive Incentive Plan awards
—	Long-term stock incentive compensation

Non-performance based

—	Pension benefits
—	Other benefits
—	Perquisites

The main factors that affect NEO compensation are the operating results of Valley, the individual’s job performance, and peer group compensation comparisons. Also, we have deliberately kept compensation of NEOs other than our CEO (and Mr. Lawrence, whose compensation is governed by an employment agreement described under “Change-in-Control Agreements” below) within a narrow range, as indicated in the accompanying tables. We follow this policy because we want our key executives to perform as a team; assisting each other as required without being concerned that doing so will negatively affect their compensation. We review this policy annually. In addition, in 2006 our Compensation Committee engaged Frederick W. Cook & Co. to serve as its independent Compensation Committee consultant. During 2007, that firm assisted our Committee in reviewing the composition of the executive compensation peer group, performing executive and Board of Director competitive compensation analyses, and reviewing our severance and change-in-control agreements with our NEOs.

Peer Group Considerations

At several points in this discussion and analysis, we mention that we compare a particular compensation element with the same element as paid by members of our peer group. We have assembled a group of domestic financial institutions whose size, measured by total assets, is similar to ours. Our peer group consists of: Associated Banc-Corp., Citizens Republic Bancorp, City National Bank (California), People’s United Bank, Cullen/Frost Bankers, Inc., FirstMerit Corp; Fulton Financial Corporation; Sky Financial Group, Inc, Susquehanna Bancshares Inc; TCF Financial Corporation, Trustmark National Bank, UMB Financial Corporation, Webster Financial Corp; Whitney Holding Corporation and Wilmington Trust Corporation.

We make peer group comparisons of salaries, incentive compensation (both cash and stock) and pension benefits so we can avoid situations in which our NEOs are over- or under-compensated in comparison to the group of financial institutions listed immediately above that we regard as similar to ourselves.

The Committee compares compensation elements paid by the peer group members to their executive officers with the same compensation elements we pay our NEOs. The Committee refers to the peer group information when considering the CEO’s recommendations for NEO salaries and awards under the Executive Incentive Plan. The Committee does not try to maintain our

[1]	Those officers identified by name in the compensation tables that follow this discussion. “CEO” refers to our chief executive officer.

Valley National Bancorp

2008 Proxy Statement

NEO compensation at a particular percentile of that paid by peer group members. Rather, the Committee reviews peer group compensation to determine that our NEO compensation lies somewhere between the 25th and the 75th percentile of the peer group. Although the Committee would likely consider making a discretionary adjustment (within the limits that we set for discretionary adjustments, which is plus or minus 20%) to a NEO’s compensation if it fell outside that range, to date no such adjustment has been made because NEO compensation has remained within this range.

Compensation Elements

Performance-Based Elements

Salary.  We pay NEO salaries in order to fairly compensate our key executives for their day-to-day efforts in managing our business activities. The Compensation and Human Resources Committee of our Board of Directors (which we will refer to as our “Committee” for the rest of this discussion and analysis) reviews salaries annually in November, and adjustments for the following year are related to individual performance during the year being reviewed, overall company performance, cost-of-living considerations and peer group comparisons.

The salary we pay to our CEO is about twice the average salary paid to the other NEOs. His substantially higher compensation reflects his substantially higher level of executive responsibility for our operations, and also the Committee’s satisfaction with our results of operations under his guidance. It also reflects the duration of his tenure in office: He has been Chairman of our Board of Directors and CEO since 1989, and our President since 1996. He has had major responsibility for our overall operations for eighteen years.

For 2008, our Committee approved salary increases for our NEOs, other than Mr. Lawrence whose compensation is governed by his employment agreement, of between $5,000 and $20,000. In 2007, four of our NEOs (other than our CEO and Mr. Lawrence) each received an across-the-board $10,000 salary increase. None of our NEOs received salary increases in 2006.

Executive Incentive Plan.  Under our Executive Incentive Plan (“EIP”), we pay cash bonuses to our NEOs based on our financial performance and their job performance. We pay these bonuses in the last quarter of each fiscal year, based on estimates of individual NEO, and company-wide, performance for the year. Awards under the EIP are typically made in November using management estimates of full-year operating results. When the Committee fixes EIP awards, it has access to our operating results for the first ten months of the fiscal year, as well as our management’s estimate of full-year results, on which it relies in setting the award amounts.

Our experience has been that full year results do not differ materially from the management estimates available to the Committee when it fixes EIP awards in November. For this reason, in 2006 and prior years, the Committee has not made any discretionary adjustments to NEO EIP awards for any differences between the estimates on which the awards were based and actual full-year results.

Beginning with fiscal 2007 EIP awards, however, we have determined to make an adjustment to reflect the difference between our estimate of full-year results (which we used to calculate the EIP cash awards we made in November 2007), and actual year-end results. We will do this for our NEOs other than our CEO by adjusting the value of restricted stock grants made in the first quarter of the following year, after we release earnings to the public. See “Fiscal Year 2007 EIP Awards — Adjustment for Differences between Actual and Estimated Year-End Results” below.

We make EIP awards in cash in November each year in order to provide our NEOs a source of cash from which to pay income taxes on prior years’ grants of restricted stock under our Stock Incentive Plan, which vested in the current year as restrictions on them lapsed, making the value of the vested shares taxable in the current year. We encourage our NEOs to retain their shares of our stock, and this timing of the EIP award makes it unnecessary for them to sell the vested shares in order to raise funds to pay the tax.

Our Committee has discretion to make limited adjustments (up to 20%) above or below the amount calculated under the target formulas described below under “Fiscal Year 2007 EIP Awards,” in cases where circumstances not under NEO control have affected (positively or negatively) their ability to meet performance targets. Also, our Committee has discretion to make the minimum EIP award even though the lowest target was not reached, if it determines that, despite high levels of job performance by the NEOs, performance targets were not met owing to causes beyond their control. It has not been necessary for our Committee to exercise its discretion to make minimum EIP awards.

Valley National Bancorp

2008 Proxy Statement

Our Committee intends to consider the adoption, during the current fiscal year, of a policy that allows us to recapture any part of a non-equity incentive award if our operating results on which it was based are later restated. In each of the past two years, our CEO’s EIP award has been about twice the average EIP award to the other NEOs. The reasons for this difference are discussed above under “Performance-Based Elements—Salary.”

EIP awards are based on two elements: Company-wide financial performance and individual NEO performance. Our methods for making these determinations have changed for fiscal 2007. For that reason, we first discuss fiscal 2007, then fiscal 2006 for comparison.

Fiscal Year 2007 EIP Awards

Effective for 2007, we began using a different method to determine the target EIP award. We raised slightly the median target awards for 2007, to round percentages of 100% of salary for our CEO and 50% of salary for our other NEOs. These percentages have been widely adopted by financial institutions in our peer group, and represented small increases when compared to the 2006 medians of 87.5% for our CEO and 43.75% for our other NEOs (see “2006 EIP Awards Based on Personal Performance” below.)

For our NEOs other than our CEO, half of the target award was based on Company financial performance, determined by earnings per share (“EPS”) and by attaining the goals for return on assets (“ROA”, which is our net income divided by total assets) and return on equity (“ROE”, which is our net income divided by our shareholders’ equity.) One-quarter of the target award was based on budget compliance for the operating divisions headed by those NEOs, and the remaining quarter was based on satisfactory achievement of individual NEO performance goals. Awards were subject to discretionary adjustments by our CEO and/or the Committee within a range of plus or minus 20%.

For our CEO, three-quarters of his target award was initially based on our financial performance, determined by EPS and attaining ROA and ROE goals, and one-quarter was initially based on satisfactory achievement of his performance goals, which included his budget target. His award was subject to discretionary adjustments by the Committee within a range of plus or minus 20%.

In 2007, Company-wide financial performance was primarily measured by our EPS and secondarily by our ROA and ROE. We chose financial performance as the first measure of EIP awards because of its importance to our shareholders, and because it provides a very objective measurement of our results of operations. We selected EPS as the primary component, and ROA and ROE as secondary components, of the financial performance measure because we believe them to be the measures that are most important to our shareholders, and because they measure our corporate performance in terms of best use of our assets and providing maximum returns to shareholders.

2007 Adjustment for Differences between Actual and Estimated Year-End Results

Effective for 2007, as indicated above under “Executive Incentive Plan,” we adopted a method of aligning EIP awards to our NEOs other than our CEO, which (as in past years) were made in November of the fiscal year based on estimated year end results, with the actual year end results if the actual results differ from the estimate. We did this because we felt it was appropriate to make some adjustment to reflect differences between the November estimate of full-year earnings, on which EIP awards are based, and actual full year results. To make this adjustment possible, we decided to defer restricted stock grants under our Stock Incentive Plan into the first quarter of fiscal 2008 when actual year-end results became available. We were then prepared to apply an adjustment formula that would increase or reduce the restricted stock grant value as appropriate to offset the difference between actual and estimated year end results. This adjustment, which is discussed in greater detail below under “Long-Term Stock Incentive Compensation - 2007 Long-Term Incentive Compensation Awards,” was unnecessary for 2007, because actual full-year EPS was equal to the Committee’s November estimate.

Valley National Bancorp

2008 Proxy Statement

2007 EIP Awards Based on Company Financial Performance

Target levels for the financial performance-based awards were selected using EPS. If 2007 EPS fell below the lowest target level, the portion of the overall Plan award determined by EPS would have been zero. If 2007 EPS had exceeded the highest target level, the portion of the overall Plan award determined by EPS would not have increased above the highest level, subject to a maximum discretionary adjustment of 20% of that level. The 2007 target levels, before and after an adjustment made at the Committee’s October 2007 meeting for the reason described below, were:

As adjusted at October Meeting			As Originally Adopted in March 2007
	Percentage of Target Award			Percentage of Target Award
Below $1.25	0		Below $1.25	0
$1.25 (6% below 2006 EPS)	50%		$1.25	50%
$1.27 (2007 budgeted EPS)	80%		$1.27	80%
$1.33 (2006 actual EPS)	95%		$1.33	85%
$1.38 (4% above 2006 EPS)	100	% (median)	$1.38	95%
$1.40 (5.5% above 2006 EPS)	110%		$1.40	100	% (median)
$1.43 (7.5% .above 2006 EPS)	120%		$1.42	110%
$1.46 (10% above 2006 EPS) or more	130%		$1.46	115%
(All dollar amounts are adjusted for the 5% stock dividend paid in May 2007)

The October adjustment to the targets for 2007 non-equity incentive awards was made in light of our expectation of reduced earnings resulting from general economic conditions outside the control of our NEOs, and our wish to reset the EIP targets to levels reasonably likely to be achieved by NEOs. In 2006 and 2005, the NEOs succeeded in meeting at least the lowest target entitling them to a non-equity incentive award. We assigned percentages of the target EIP awards to each of the target levels, and selected a median level. Because we anticipated that our earnings, in common with those of many other banks, would be lower in 2007 than 2006, we set the 2007 median at 4% earnings growth over 2006, rather than the 5.5% earnings growth median we set a year earlier. As noted above under “Fiscal Year 2007 EIP Awards,”, the median level, if achieved, entitled our NEOs to an EIP award equal to 50% of salaries, and our CEO to an EIP award equal to 75% of salary, subject (in each case) to adjustment based on our ROA and ROE as described in the second following paragraph.

In November 2007, to determine EIP awards, our management estimated our 2007 full-year EPS would be $1.38. However, this figure included several unusual items, which the Committee in its discretion eliminated for EIP purposes. The reason the Committee did so was to make sure that EIP awards are based on earnings of a regular nature, as opposed to items that may recur only at infrequent intervals, or not at all. The Committee exercised this discretion in 2007 and reduced EPS for EIP purposes to $1.27. Our NEOs were therefore entitled to EIP awards at the 80% target level. (80% of 75%, which is 60%, of salary for our CEO and 80% of 50%, which is 40%, of salary for our other NEOs.)

When the above calculations were complete, we used ROA and ROE in a more subjective way to “fine-tune” the financial performance-based portion of the EIP awards. The Committee determined that ROA and ROE for 2007 were within budgeted levels and did not warrant any further adjustment to the result of the above calculations. Had 2007 ROA and ROE been higher than budgeted levels, the Committee could have increased the financial performance-based award portions, or could have reduced them had ROA and/or ROE been lower. The use of these other financial performance measures was subjective because it was not based on a formula like the one used for EPS.

2007 EIP Awards Based on Personal Performance

Our CEO initially evaluates how well our other NEOs have achieved their individual performance targets, subject to review by the Committee. Our CEO’s achievement of his individual performance goals that were established at the beginning of 2007, and his compliance with our overall operating budget, is evaluated directly by the Committee, which determined that he had achieved his personal performance goals. The personal performance measures we used in 2007 to evaluate NEO performance, which together impacted 50% of EIP awards to our NEOs other than our CEO and 25% of our CEO’s EIP award, were:

—

Budget compliance – whether the area of our business for which the NEO bears responsibility operated within its budget. We introduced this objective evaluation of personal performance for the first time in 2007. It determined 25%

Valley National Bancorp

2008 Proxy Statement

of the total 2007 EIP award of each of our NEOs other than our CEO. For our CEO, budget compliance was used subjectively together with individual goal achievement and our overall financial performance to determine 25% of his 2007 EIP award.

The net impact of budget compliance on EIP awards for NEOs other than our CEO was 25% of the total EIP award (which represented 12.5% of salary since their total EIP awards were 50% of salary.) For our CEO, the net impact of the budget measure, combined with his individual goal achievement, was 25% of the total EIP award (which also represented 25% of his salary since his median total award was 100% of salary.)

—

Individual goal achievement – whether the NEOs met operational and strategic goals proposed at the beginning of the year. We continued to use this subjective evaluation of personal performance as we had done in prior years. It determined 25% of the 2007 EIP award of each of our NEOs other than our CEO. As just noted, for our CEO, achievement of personal goals was combined with budget compliance and our overall financial performance to determine 25% of his total EIP award.

The net impact of individual goal achievement for NEOs other than our CEO was 25% of the total EIP award (which represented 12.5% of salary since their median total EIP awards were 50% of salary.) For our CEO, as described above, the net impact of the individual goal achievement, combined with the budget measure as just described, was 25% of his total potential EIP award (which also represented 25% of his salary since his median total EIP award was 100% of salary.)

The budget measure for our NEOs other than our CEO used a mathematical formula to determine an adjustment to the target amount. The adjustment reflected the degree to which the results of operations of the portion of our business for which a NEO bears overall responsibility met budget.

We have used the individual goal achievement measure for several years, as noted below under “2006 EIP Awards Based on Personal Performance.” We have done this because we think it is important for a NEO to agree to a set of personal goals to be achieved during the year. We think that a NEO who achieves these agreed-upon goals demonstrates both ability and good judgment in doing so. Initially our CEO evaluates goal achievements and makes recommendations of NEO awards, other than his own, to the Committee. The individual goals, which relate to business factors in each NEO’s area of responsibility, are proposed annually by each to the Committee, which may suggest modifications before accepting the goals proposed.

The Committee has discretion to accept the CEO’s proposals for NEO EIP awards as made, which may include his discretionary modifications increasing or reducing a particular NEO EIP award, or the Committee may determine to make modifications itself. In deciding whether to accept the CEO’s recommendations as proposed or to exercise its discretion, the Committee considered the same factors that the CEO considered in making his recommendations. Total discretionary modifications were limited to plus or minus 20% of the unadjusted award. For fiscal 2007, the only adjustments made by the Committee to NEO EIP awards were increases ranging from 11% to 16% at the recommendation of our CEO, who based his recommendation on the fact that our operating results, and consequently the EIP formula, had been negatively impacted by prevailing economic circumstances beyond the control of our NEOs. Our CEO’s EIP award was not included in these adjustments.

Fiscal Year 2006 EIP Awards

In 2006, as in 2007, we measured company-wide financial performance by our earnings per share (EPS). We used our overall financial performance to determine EIP awards because of its importance to our shareholders, and because it provides a very objective measurement of our results of operations. We chose to measure our financial performance by using EPS because we believe it is the financial performance statistic that is most important to our shareholders.

Valley National Bancorp

2008 Proxy Statement

2006 EIP Awards Based on Company Financial Performance

For 2006, we set the target financial performance-based EIP awards at 70% of salary for our CEO and 35% of salary for each of our NEOs. These percentages, which had also been used for several years before 2006, had been set by the Committee with reference to total cash compensation (salary and bonus) paid by members of our peer group.2

Target levels of 2006 EPS for the Company financial performance-based awards were selected using 2005 EPS as a starting point. If 2006 EPS had been below the lowest target level, the portion of the overall EIP award determined by EPS would have been zero. If 2006 EPS had exceeded the highest target level, the portion of the overall EIP award determined by EPS would not have been increased above the highest level, but the Committee would have had discretion to increase the award by up to 20% to reflect such superior performance. The 2006 target levels, without adjustment for the 5% stock dividend paid in April 2007, were:

	Percentage of Target Award
Below $1.40	0
$1.40 (2¢ below 2005 EPS)	50%
$1.41 (2006 budgeted EPS)	80%
$1.42 (2005 actual EPS)	85%
$1.48 (4% above 2005 EPS)	95%
$1.50 (5.5% above 2005 EPS)	100	% (median)
$1.53 (7.5% above 2005 EPS)	110%
$1.56 (10% above 2005 EPS) or more	115%

With minor changes, these percentages were used for several years prior to 2006. We set the targets for 2006 non-equity incentive awards at levels that are reasonably likely to be achieved by NEOs. In each of the prior three years, the NEOs had succeeded in meeting at least the lowest target entitling them to a non-equity incentive award.

Next, we established percentages of the target EIP awards (70% of salary for our CEO and 35% of salary for the other NEOs, as noted above) for each of the target levels. The level to which we assigned 100% of the target awards we call the median. Target levels higher than the median are assigned percentages higher than 100%, and conversely target levels lower than the median are assigned percentages lower than 100%.

We set the 2006 median at one of the growth levels over 2005 EPS, namely 5.5% above 2005 EPS. We selected this as the median because we judged it to be a sufficient performance improvement over the prior year to justify paying the entire target EIP awards.

In November 2006, our management estimated 2006 EPS for EIP purposes would be $1.41, entitling our NEOs to EIP awards at the 80% target level. Accordingly, 80% of the target EIP awards were paid (80% of 70%, which is 56% of salary to our CEO and 80% of 35%, which is 28% of salary to our other NEOs.)

2006 EIP Awards Based on Personal Performance

We selected the following personal performance measures in 2006, which we believe fairly evaluated the performance of our NEOs:

—	Individual goal achievement – whether our CEO and the other NEOs met operational and strategic goals proposed at the beginning of the year. Our NEOs' principal goals for 2006 were:

¡	CEO: Provide overall management in a safe and sound manner; provide strategic direction.

[2]

Also, as discussed more fully below under “2006 EIP Awards Based on Personal Performance,” we set the target personal performance-based portion of EIP awards at 25% of the company financial performance-based awards, for the same peer group-related considerations.

Valley National Bancorp

2008 Proxy Statement

¡	Chief Financial Officer: Restructure our banking subsidiary’s investment portfolio to increase yields; provide overall financial management.

¡

Other NEOs:    Develop new marketing plan to increase demand deposit accounts at our banking subsidiary, increase loan volume, reduce the number of delinquent loans and loans charged off; expand branch network.

—

Financial performance measures – Compliance with operating budgets, ROA and ROE. Even though these are objective financial performance measures, our use of them is subjective because we did not apply them in a formula like the one we used for EPS.

We set the target amount of the personal performance-based portion of EIP awards at 25% of the target Company financial performance-based awards of 70% of salary for our CEO and 35% of salary for our other NEOs (resulting in a total target award of 87.50% for our CEO and 43.75% for our other NEOs.) This target, which was used in several prior years, was established by the Committee, which took into account total cash compensation (salary and bonus) paid by members of our peer group. If personal performance goals were not achieved, or ROA or ROE levels were considered unsatisfactory, the amount of the personal performance portion was adjusted down.

Achievement of 2006 personal performance goals was evaluated subjectively. We did this because we think it is important for a NEO to agree to a set of personal goals to be achieved during the year. We think that a NEO who achieves these agreed goals demonstrates both ability and good judgment. Personal performance goals affected 25% of total 2006 EIP awards, which were 70% of salary for our CEO and 35% of salary for our other NEOs, so the net impact of personal performance goals on total EIP awards was 18% of salary for our CEO and 9% of salary for our other NEOs.

When the above procedures were complete, the financial performance and personal performance award portions were combined into a single EIP award. The Committee, and/or our CEO (except with respect to his own EIP award) had discretionary authority to adjust EIP awards up or down. The maximum discretionary adjustment was 20% of the unadjusted EIP award.

Long-Term Stock Incentive Compensation

Our 1999 Long-Term Stock Incentive Plan, as approved by our shareholders, permits us to issue four types of non-cash awards based on our common stock: Restricted stock grants, incentive stock options, non-qualified stock options, and stock appreciation rights. Except as noted below, all awards we make are either incentive stock options or restricted stock awards.

The purpose of long-term incentive awards is to retain the services of the NEOs and other Valley employees, and encourage them to improve our operating results and to become our shareholders, all of which we expect will result in increased shareholder value.

Incentive Stock Options.    Incentive stock options are income tax-advantaged options to purchase shares of our common stock at an “exercise price” which is no less than the closing market price of the stock on the date the option is granted. Incentive option recipients pay no income tax when they exercise the option and obtain the stock. When they sell the stock, provided they do so only after having held it for at least one year, tax is paid at capital gain rates (long- or short-term depending how long the stock is held) on the entire “spread” between the exercise price and the price at which the stock is sold.

Options typically become exercisable in installments on anniversaries of the date the option is granted; our Committee has the authority to set the vesting schedule. We grant stock options annually in connection with compensation reviews, because we believe that doing this keeps NEOs and other executives focused on growth of share values.

When an NEO leaves our employ, except for retirement or death, options that have not yet vested are forfeited, and options that have vested may be exercised for a period ranging from 90 days to one year, or may expire on the date of termination, depending on the reason for employment termination. Upon retirement of an NEO, all options become vested, except for options granted between November 13, 2006, and September 20, 2007. For those options, immediate vesting on retirement will apply only to awards scheduled to vest in the calendar year of retirement and the calendar year thereafter. Upon death of an NEO, the options are exercisable for a period of one year by the estate or beneficiaries of the NEO.

Federal income tax rules impose a limit to the favorable tax treatment for incentive options. The limit is that no employee may hold incentive options that become exercisable in a single calendar year whose total value exceeds $100,000. If this limit is exceeded, the “excess” above $100,000 becomes a non-qualified stock option and does not receive the favorable tax treatment described above. Some of the options we have granted to NEOs exceeded the $100,000 limit and to that extent automatically became non-qualified options.

Valley National Bancorp

2008 Proxy Statement

Restricted Stock Grants.    Restricted stock grants are awards of actual shares of our common stock, without any initial cost to the NEO, but subject to a vesting restriction. The shares cannot be sold or transferred until the restriction ends and the shares become “vested.” Shares not vested are forfeited back to us if it becomes impossible to meet the condition for ending the restriction.

The restrictions on restricted stock grants typically lapse, and the shares become vested, in five equal installments on the first five anniversaries of the date of grant, provided the employee continues in our employ on each anniversary. Vesting is accelerated if we undergo a change-in-control. Upon retirement of an NEO, all restricted shares become vested, except for awards granted between November 13, 2006 and September 20, 2007, for which immediate vesting will apply only to awards which are scheduled to vest in the calendar year of retirement and the calendar year thereafter. There are no job-related or other performance targets that affect vesting.

Generally, restricted stock grants are not tax-advantaged; the grantee pays tax on the fair market value of the stock as the shares vest. Dividends on shares subject to restricted stock grants are accumulated and earn a market-rate of interest. Accumulated dividends and interest are paid (on a proportionate basis) on each anniversary of the grant date when a portion of the restriction ends, assuming that employment continues at least through the anniversary date. Restricted stock grants offer the opportunity to obtain shares of our common stock without payment to us, provided the condition to ending the restriction is met.

We award restricted stock grants because we believe that they aid in retaining our key executives. We encourage our NEOs to become shareholders, and the recipient of a restricted stock grant effectively becomes a stockholder, having the right to vote the shares subject to the grant and benefiting if there is an increase in share value.

Non-Qualified Options and Stock Appreciation Rights.    As noted above under “Long-Term Incentive Compensation,” our Long-Term Stock Incentive Plan also permits us to issue stock appreciation rights, which are cash awards based on the increase in value of our stock over a measurement period. Except for “excess” incentive options, which are issued as incentive stock options but automatically become non-qualified options as described above under “Incentive Stock Options—Description,” we have no outstanding non-qualified options, except those that were acquired from banks that were acquired by Valley.

2007 Long-Term Incentive Compensation Awards

In 2007, we changed three features related to NEO long-term incentive awards:

First, awards under our Long-Term Stock Incentive Plan for fiscal 2007 were deferred from the last quarter of 2007 to the first quarter of 2008, when actual year-end operating results became available. In 2006 and prior years, we made these awards at the same time as the cash awards under the Executive Incentive Plan (EIP; see “Executive Incentive Plan Awards” above.) We deferred making these awards because we wanted to make the following two additional changes in the way we make restricted stock grants.

The second change was the adoption of an objective method of determining the value of restricted stock grants to our NEOs other than our CEO. We adopted a procedure under which each of their restricted stock grants will be set equal in value to their respective cash awards under our EIP, with an adjustment described immediately below. This simple formula replaced our former practice of having our CEO recommend each NEO’s restricted stock grant. We did this because we wanted to make the calculation of NEO restricted stock grants more objective, as we did with the EIP award described earlier (see “Fiscal Year 2007 EIP Awards” above.)

The third change was to adjust the value of those same NEO restricted stock grants to compensate for the effect on EIP cash awards of differences between our estimated and actual year-end operating results. As discussed above under “Executive Incentive Plan Awards,” EIP awards are made in November based on estimated year end results. Because we deferred making restricted stock grants until actual year-end results were known, we would have been able to adjust the grant value to be equal to the amount that each NEO’s EIP award would have been if it had been based on actual year-end results instead of an estimate. No adjustment to the NEO restricted stock grants was necessary in February 2008 because actual full year earnings for 2007 were equal to the Committee’s November estimate.

In 2007, as noted above under “2007 EIP Awards Based on Company Financial Performance,” the Committee made a discretionary adjustment to the November estimate of full-year EPS for EIP purposes to eliminate several unusual items, so no further adjustment on account of those items was needed in February 2008 regarding the 2007 long-term incentive compensation awards.

Valley National Bancorp

2008 Proxy Statement

The final step in the grant process, after the value of restricted stock grants has been determined by the method just described, is to fix the number of shares of restricted stock subject to each grant. This was done simply by dividing the grant value by the closing price of our common stock on the NYSE on the grant date (the date in the first quarter of 2008 on which the Committee made the grant. Any fraction of a share resulting from this calculation was rounded up to the next whole share.

Our CEO’s restricted stock grant was not determined using the objective method just described, because his substantially higher EIP award (100% of his salary, as described under “Fiscal Year 2007 EIP Awards” above) would, in the Committee’s judgment, result in an excessively high grant value. For that reason, the value of our CEO’s restricted stock grant will continue to be determined directly by the Committee.

No change was made for 2007 respecting the award of incentive stock options (see “2006 Long-Term Incentive Compensation Awards” below), except for the deferral of the grant date from November 2007 to February 2008. Option awards to our NEOs other than our CEO continued to be made in amounts recommended by our CEO based on operating results, job performance and the numbers of shares subject to unexercised options granted in prior years, rather than being based on a formula. Our CEO’s recommendations are subject to review by our Committee, as in 2006 and prior years. Similarly, incentive stock option awards to our CEO continue to be determined solely by the Committee based on the factors just mentioned.

The exercise price of incentive stock options is set equal to the closing price of our common stock on the NYSE on the date of grant, which (as for restricted stock grants) is the date in the first quarter of 2008 on which the Committee made the option grant.

2006 Long-Term Incentive Compensation Awards

In 2006 and prior years, the numbers of restricted shares and incentive stock options to be awarded to each NEO other than our CEO were initially recommended by our CEO to the Committee. They were not made according to any formula-based calculation such as we use for cash awards under the EIP. Awards to NEO’s other than our CEO were generally made in the last quarter of each fiscal year; our CEO’s award was made in the first quarter of the following year.

Our CEO’s recommendations for the long-term incentive awards to the other NEOs were based on the following:

—	Our operating results.
—	Our CEO’s judgment as to the job performance of each NEO, including whether the specific goals agreed with individual NEOs were achieved.
—	The number of restricted shares and options awarded to each NEO over the preceding two years.

We took prior-year awards into account because we wanted to keep the number of shares awarded reasonably constant from year to year. We believe this consistency in the size of equity awards ensures that at the end of a career as an executive officer, our NEOs will have accumulated a substantial holding of our shares which will provide a source of post-retirement income in addition to that provided by our pension plans (pension benefits are not affected by the level of holdings of options and restricted stock grants.)

The Committee reviewed our CEO’s recommendations for each NEO, taking the same factors—operating results, job performance and prior awards—into account and determined whether to accept his recommendations, or adjust them up or down. In 2006, the Committee recommended adjustments, within the previously noted adjustment limit of plus or minus 20% of the CEO recommendation, increasing the number of options granted to NEOs in order to provide additional incentive.

Long-term incentive awards to our CEO were determined solely by the Committee based on the factors just discussed; he did not make a recommendation as to his own award.

Long-Term Incentive Awards – Additional Considerations

We do not “backdate” option grants, and do not coordinate option grants with release dates of material information not previously disclosed to the public. As discussed, we set the exercise price of our annual grants to NEOs of incentive stock options, and the number of shares subject to restricted stock awards, using the closing market price of our common stock as quoted on the NYSE on the date of the Committee meeting that concludes the granting process.

Valley National Bancorp

2008 Proxy Statement

In each of the past two years, our CEO’s award of restricted shares and incentive stock options has been about twice the average awards to the other NEOs. The reasons for this difference are discussed above under “Performance-Based Elements—Salary.”

Non-Performance Based Compensation Elements

Pension Benefits

Our NEOs may participate in two pension plans. The purpose of these plans is to provide income security to NEOs and their immediate families after their retirement. We believe that pension benefits are an integral part of NEO, and other employee, compensation. We provide these benefits in order to make available to the recipients an income stream that will assist in meeting post-retirement expenses.

We have a defined benefit tax-qualified pension plan that covers all eligible employees, including NEOs. Benefits under that plan are a percentage of highest average annual compensation. The average includes the employee’s five highest consecutive years of base pay excluding the year of termination. The benefit is (i) 0.85% of the part of highest average annual compensation that does not exceed the average maximum (over the same five-year period) of compensation subject to social security taxes, multiplied by total years of credited employment, plus (ii) 1.15% of the part of highest average annual compensation (if any) that does exceed the average amount subject to social security taxes, again multiplied by the total years of credited employment.

Certain NEOs also participate in a supplemental, non-tax qualified pension plan, known as the Benefit Equalization Plan (“BEP”). The BEP was adopted January 1, 1989. Generally, each NEO who participates in the tax-qualified plan described above, and whose annual compensation exceeds the maximum amount ($225,000 in 2007) that can be recognized in calculating benefits under a tax-qualified plan, is eligible to become a BEP participant. Actual participation is determined by the Committee in its discretion. The Committee has determined that the following eligible NEOs are BEP participants: Messrs. Lipkin, Crocitto, Eskow, Meyer and Engel.

Before 2006, BEP participants were eligible upon retirement to receive an additional pension benefit equal to (a) the benefit calculated under the tax-qualified plan formula as in effect prior to January 1, 1989 (when the BEP was adopted) taking all salary (but not annual non-equity incentive awards) into account, even that part of salary that exceeded the limits for a tax-qualified plan, minus (b) the BEP participant’s benefit under the tax-qualified plan as in effect since January 1, 1989.

In 2006, our Committee engaged independent compensation consultant Frederick W. Cook & Co., as discussed above under “Overview.” The report prepared by that firm indicated that comparable employers generally use a higher percentage of senior management employee cash compensation in the calculation of their pension benefits. Based on the information in that firm’s report, the Committee recommended amending the BEP to include in the benefit calculation, for all service periods covered by the tax-qualified plan, not only salary, but also all annual non-equity incentive payments to participants who were employed on August 15, 2006. Inclusion of these participants’ additional payments was retroactive to 1989 as well as prospective. This resulted in a substantial increase in pension benefit values for our NEOs, which was reported in the Summary Compensation Table included in the proxy statement for our 2007 Annual Meeting of Shareholders.

The Frederick W. Cook & Co. report included a finding that our pension benefits were near or at the low limit of benefits paid by members of our peer group. Based on that finding, the Committee also recommended increasing our CEO’s minimum combined benefit under the tax-qualified plan plus the BEP from $300,000 to $600,000. This higher minimum payment should not significantly increase payments we would already be obligated to make to our CEO under the BEP as amended. We calculated the increase in our CEO’s pension benefit resulting from working an additional three years at his present salary with annual 5% increases, plus expected EIP awards. Working the additional three years at those compensation levels and selecting the single life annuity payment option will increase his pension benefit upon retirement at age 70 to $585,000, which is just $15,000 less than his increased minimum combined benefit. This increase in our CEO’s minimum pension benefit guarantee was approved by the Committee because it felt that his record of successful management of our overall operations over a substantial number of years merited this benefit.

The terms of Mr. Lawrence’s employment agreement, described below under “Change-in-Control Agreements," include a special retirement benefit of $100,000 per year which had been awarded by a predecessor company with whom Valley merged in 2001, plus $19,600 per year under the directors’ pension plan of the merged company, each payable for 15 years after he retires. Mr. Lawrence also participates in our tax-qualified pension plan, but does not participate in the BEP.

Valley National Bancorp

2008 Proxy Statement

Other Benefits

Our NEOs are eligible to participate (as are all our employees who meet service requirements under the several plans) in their selection of components of the benefit package listed below:

—

401(k) plan. We match individual plan contributions for participating employees, including NEOs, on a dollar-for-dollar basis, up to 2% of annual salary (limited to the maximum amount of salary that can be taken into account under a tax-qualified plan, which was $225,000 in 2007.)

—	Medical and dental health insurance plans.
—	Life insurance plan (benefit equal to two times annual salary) and long-term disability insurance plan.

The 401(k) plan and the medical and dental plans require a contributory amount to be paid by all participants. While no participant contribution is required for the life insurance plan, we do include the cost of those benefits that exceed $50,000 in participants’ reported income to the Internal Revenue Service. We provide a long-term disability insurance plan under which we pay the insurance premiums. In some cases, NEOs and other participants have requested, and been permitted, to pay the premiums themselves, so that any benefits paid upon disability would not be taxable to the participant.

We believe that the several insurance plans we offer are important components of our comprehensive benefit package, which should induce employees to remain with us. We believe that a 401(k) plan induces our employees to save for future retirement needs, and we encourage this by matching individual plan contributions up to 2% of annual salary, as described above, by participating employees.

Perquisites

We offer our NEOs the use of a company-owned automobile (except Mr. Lawrence who is reimbursed for his lease of an automobile). The automobile facilitates NEO travel between our offices, to business meetings with customers and vendors and to investor presentations. NEOs may use the automobile for personal transportation. Personal use of the automobile results in taxable income to the NEO, and we include this in the amounts of income we report to the NEO and the Internal Revenue Service. We also support and encourage our NEOs to hold a membership in one local country club (our CEO holds memberships in two clubs) for which we pay admission costs, dues and other business related expenses. We find that the club membership is an effective means of obtaining business as it allows NEOs to interact with present and prospective customers in a relaxed, informal environment. We require that any personal use of the country club facilities for golf or food be paid directly by the NEO. Because the club memberships are used at our expense only for business entertainment, we do not include them as perquisites in our Summary Compensation Table.

Potential Payments on Termination of Employment or Change-in-Control

Severance Agreements

We have a written severance agreement with each of the NEOs other than Mr. Lawrence. The terms of Mr. Lawrence’s employment are governed by the employment agreement with a company with whom Valley merged in 2001 described below under “Change-in-Control Agreements” and do not include any severance arrangements. For that reason, this “Severance Agreements” discussion does not apply to Mr. Lawrence.

We have severance agreements with our NEOs because each of them has accumulated many years of service as one of our executive officers, and we want them to continue in our service. We believe the assurance that their income will not immediately suffer if their employment were to terminate helps retain them in our service. We amended and restated these agreements in January 2008 to clarify certain provisions regarding treatment of payments made under tax law provisions, and to revise age-related payment determinations. The terms of the severance agreements with our NEOs appear below in this proxy statement under “Other Potential Post-Employment Payments.”

Change-in-Control Agreements

We have a written change-in-control agreement with each of our NEOs. Each agreement provides for a lump sum payment and other benefits if two triggering events take place. These triggering events are, first, a change-in-control, and second, a termination of employment by us without cause, or by the NEO for good reason, before the third anniversary of the change-in-control. We amended and restated these agreements at the same time, and for similar purposes, as we amended the severance agreements discussed above.

Valley National Bancorp

2008 Proxy Statement

Also, under the terms of our Long-Term Stock Incentive Plan, occurrence of a change-in-control results in immediate acceleration of vesting and exercisability of unvested stock options, and accelerated vesting of restricted stock awards, even if termination of employment has not occurred. This “single trigger” acceleration of vesting assures the NEOs that all their stock-based awards will be available to them despite a subsequent termination of their employment without cause or attempt by new management to force them to quit, either of which would otherwise result in forfeiture of unvested options.

The banking industry has seen a great deal of consolidation over the past several years. We think it appropriate to provide senior-level employees some assurance that, were we to engage in a business combination with another institution, their job-related income would not be at risk. We believe that the change-in-control agreements with our NEOs give us greater assurance that these key individuals will not terminate their employment with us out of concern for their financial security, after a change-in-control transaction is announced, or out of concern that we might be viewed as a target for one.

Consistent with our reasons for having change-in-control agreements with our NEOs, we have structured the first of the two triggering events – occurrence of a change-in-control – using a very broad definition of that term. Details appear below in this proxy statement under “Other Potential Post-Employment Payments.”

The second triggering event is the NEO’s leaving our employment. We selected this trigger because the NEO becomes entitled to substantial compensation if both triggers happen, and should be not entitled to it if he or she was terminated for cause, or voluntarily quit without “good reason.” Details about the second trigger also appear below in this proxy statement under “Other Post-Employment Payments.”

Mr. Lawrence’s change-in-control benefit consists of only two of those items, a reduced lump sum severance payment and the same lump sum payment in place of health and medical benefits that the other NEOs receive, as explained below. The reduced benefit Mr. Lawrence receives in the event of a change-in-control was negotiated with him in 2004. Under his employment agreement with a predecessor company, which we assumed when we merged with that company in 2001, his regular compensation has for several years been significantly higher than the NEOs other than Mr. Lipkin. Mr. Lawrence’s employment agreement expired March 1, 2008.

The substantially increased benefit we give our NEOs in the event of a change-in-control, compared with the benefit under our severance agreements with them discussed earlier (see “Severance Agreement” above in this section) is our effort to deal with our NEOs’ concerns about their immediate future plans if a change-in-control takes place. We think that the security of knowing they will receive a substantial lump sum payment if their employment is terminated following a change-in-control will result in their job performance will be unaffected by that change.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code (“IRC”) limits to $1 million annually the amount of our income tax deduction for compensation paid to each of our CEO and our NEOs. We cannot deduct compensation paid to any of them that exceeds $1 million unless it is based on the executive’s achieving pre-established objective performance goals and is paid under a plan pre-approved by our shareholders.

For 2007, certain aspects of the administration of the Executive Incentive Plan, notably a reset of the performance targets made later than March 2007 in light of the expectation of reduced earnings resulting from general economic conditions outside the control of our NEOs (see “EIP Awards Based on Company Financial Performance” above), resulted in cash awards under the EIP not being performance-based within the meaning of IRC Section 162(m). For that reason, that part of our CEO’s compensation that exceeded $1 million in 2007 was not deductible by us for income tax purposes. The amount of additional income tax we paid as a result was not material. However, in 2008 and future years, we intend to administer the EIP so that payment of awards under that plan are performance-based within the meaning of IRC Section 162(m).

Valley National Bancorp

2008 Proxy Statement

SUMMARY COMPENSATION TABLE

The following table summarizes all compensation in 2007 and 2006 by the six most highly paid NEOs for services performed in all capacities for Valley and its subsidiaries.

Name and Principal Position	Year	Salary	Bonus		Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (2)	All Other Compensation (3)	Total
Gerald H. Lipkin (4)	2007	$680,000	$-		$262,333	$94,516	$636,000	$-	$53,612	$1,726,461
Chairman of the Board,	2006	680,000	-		548,163	178,326	575,000	3,345,712	54,854	5,382,055
President and Chief Executive Officer
Alan D. Eskow	2007	355,000	-		175,693	67,642	180,000	111,095	36,436	925,866
Executive Vice President,	2006	345,000	-		163,275	71,183	150,000	269,202	35,191	1,033,851
Chief Financial Officer and
Secretary
Peter Crocitto	2007	355,000	-		175,693	67,642	180,000	80,542	30,984	889,861
Executive Vice President	2006	345,000	-		163,275	71,183	150,000	235,975	31,178	996,611
Albert Engel	2007	320,000	-		124,412	55,123	160,000	91,745	33,168	784,448
Executive Vice President
(Not a named executive officer in 2006)
Robert M. Meyer	2007	355,000	-		175,693	67,642	145,000	81,448	30,933	855,716
Executive Vice President	2006	345,000	-		163,275	71,183	150,000	189,851	32,636	951,945
James G. Lawrence (4)	2007	408,890	51,111	(5)	57,465	59,584	100,000	64,440	12,642	754,132
Executive Vice President	2006	408,890	51,111		76,881	77,604	100,000	43,466	11,570	769,522

(1)	Stock Awards are restricted stock and Option Awards are incentive stock options computed using the fair market value of the stock at the grant date under SFAS No. 123R (except that the estimates of forfeitures related to service-based vesting conditions have been disregarded), and include awards granted since 2002 which were expensed in accordance with SFAS No. 123R during 2007. Restricted stock and incentive stock options were granted under Valley’s 1999 Long-Term Stock Incentive Plan. The number of shares subject to the options, and the exercise price per share, has been adjusted to reflect stock dividends and/or stock splits. See Note 13 – Benefit Plans under Stock-based Compensation, of Valley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for additional discussion on SFAS No. 123R valuation methodology.
(2)	Represents the change in the net present value of pension benefits year to year, taking into account the age of each NEO, a present value factor, an interest discount factor and their remaining time until retirement. The total includes an amount which takes into account the amendment to the BEP Plan in August 2006, adding bonus or non-equity incentive compensation to the BEP pension benefits. The change in pension value for each NEO consists of the tax qualified pension and the BEP portions of: $14,898 and ($162,372) for Mr. Lipkin, shown as $ - 0 - for 2007 due to negative change; $35,564 and 75,531 for Mr. Eskow; $29,638 and $62,107 for Mr. Engel; $28,435 and $52,107 for Mr. Crocitto; $32,695 and $48,753 for Mr. Meyer; and $64,440 and $ - 0 - for Mr. Lawrence; respectively.
(3)	All other compensation includes perquisites and other personal benefits in 2007: automobile, accrued dividends on nonvested restricted stock, 401K contribution payments by Valley and group term life, (see table below).
(4)	Per Valley’s 1999 Long-Term Stock Incentive Plan, Mr. Lipkin and Mr. Lawrence met the definition of retirement eligible employee and therefore, restricted stock and stock option shares granted to the individuals in 2007 and 2006 were expensed under SFAS No. 123R.
(5)	Represents a bonus Mr. Lawrence received for 12.5% of base salary pursuant to an existing contract with a company that was merged into Valley in 2001.

Valley National Bancorp

2008 Proxy Statement

All Other Compensation (shown above) for 2007

Name	Auto (1)	Accrued Dividends & Interest Earned on Nonvested Stock Awards (2)	401K (3)	GTL (4)	Other (5)	Total
Gerald H. Lipkin	$9,927	$39,185	$4,500	$-	$-	$53,612
Alan D. Eskow	14,333	14,191	4,500	3,412	-	36,436
Peter Crocitto	8,144	14,191	4,500	1,825	2,324	30,984
Albert Engel	13,332	12,283	4,500	3,053	-	33,168
Robert M. Meyer	7,011	14,191	4,500	5,231	-	30,933
James G. Lawrence	1,983	4,578	-	6,081	-	12,642

(1)	Auto represents the portion of personal use of a company-owned vehicle by the NEO during 2007.
(2)	Nonvested restricted stock awards accrue dividends and interest on those dividends until such time as the vesting takes place.
(3)	The company provides up to a 2% match for the defined contribution 401K Plan to the NEO and all other full time employees in the plan.
(4)	GTL or Group Term Life Insurance represents the cost to Valley of life insurance benefits equal to two times salary. This benefit is provided to all full time employees.
(5)	Anniversary gift.

2007 GRANTS OF PLAN-BASED AWARDS

The following table represents each grant of an award made to a named executive officer in 2007 and their total value utilizing the grant date market value for restricted stock awards and incentive stock option awards calculated in accordance with SFAS No. 123R. All awards have been adjusted for stock dividends.

	Grant Date (1)	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Threshold ($)	Target ($)	Max ($)
Gerald H. Lipkin	2/13/2007	$340,000	$680,000	$884,000	15,750	36,750	24.71	523,320

The estimated possible payments under non-equity incentive plan awards shows the range of payments to NEOs depending upon their meeting certain targets. Actual payments are shown in the Summary Compensation Table above. See the discussion on performance targets, under Non-equity Incentive Awards, in the CD & A section of Executive Compensation above.

Restrictions on restricted stock awards lapse at the rate of 20% per year commencing with the first anniversary of the date of grant. Dividends are credited on restricted stock at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and are subject to the same restrictions as the underlying restricted stock. The stock option awards become exercisable at the rate of 20% per year. These awards are made pursuant to the Valley National Bancorp 1999 Long-Term Stock Incentive Plan. Upon a “change-in-control,” as defined in that plan, all restrictions on shares of restricted stock will lapse and all stock options will vest in full. See the discussion of the Long-Term Stock Incentive Plan under “The Long-Term Stock Incentive Compensation” and “Change-in-Control Agreements” in the CD & A above.

The per share grant date fair market values under SFAS No. 123R (adjusted for stock dividend of May 2007) on the restricted stock award for Mr. Lipkin and on stock option award was $24.71 and $3.65, respectively.

Valley National Bancorp

2008 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table represents stock options and restricted stock awards outstanding for each NEO as of December 31, 2007. All stock options and restricted stock awards have been adjusted for stock dividends and stock splits.

	Option Awards (1)					Stock Awards (2)

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested* ($)
Gerald H. Lipkin
	2/13/2007	-	36,750	24.71	2/13/2017	15,750	300,195
	2/15/2006	5,513	22,050	21.99	2/15/2016	13,230	252,164
	2/8/2005	9,261	13,892	23.14	2/8/2015	6,945	132,372
	2/26/2004	14,587	9,722	23.10	2/26/2014	8,752	166,813
	3/1/2003	17,867	4,468	20.10	3/1/2013	1,532	29,200
	2/15/2002	25,525	-	20.92	2/15/2012	-	-
	2/8/2001	26,803	-	17.45	2/8/2011	-	-
	1/5/1999	22,156	-	15.81	1/5/2009	-	-
Alan D. Eskow
	11/13/2006	3,645	13,860	24.49	11/13/2016	6,720	128,083
	11/14/2005	6,395	9,591	22.38	11/14/2015	4,962	94,576
	11/16/2004	8,335	5,557	24.16	11/16/2014	3,473	66,195
	11/17/2003	11,669	2,918	24.07	11/17/2013	1,580	30,115
	11/18/2002	15,316	-	20.64	11/18/2012	-	-
	11/27/2001	17,550	-	19.71	11/27/2011	-	-
	11/28/2000	16,753	-	16.71	11/28/2010	-	-
	11/12/1999	8,796	-	15.31	11/12/2009	-	-
	10/23/1998	3,938	-	14.73	10/23/2008	-	-
Peter Crocitto
	11/13/2006	3,465	13,860	24.49	11/13/2016	6,720	128,083
	11/14/2005	6,395	9,591	22.38	11/14/2015	4,962	94,576
	11/16/2004	8,335	5,557	24.16	11/16/2014	3,473	66,195
	11/17/2003	11,669	2,918	24.07	11/17/2013	1,580	30,115
	11/18/2002	15,316	-	20.64	11/18/2012	-	-
	11/27/2001	17,549	-	19.71	11/27/2011	-	-
	11/28/2000	18,426	-	16.71	11/28/2010	-	-
	11/23/1999	17,591	-	14.63	11/23/2009	-	-
	10/23/1998	18,469	-	14.73	10/23/2008	-	-
* Market Value as of December 31, 2007.

Valley National Bancorp

2008 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – Continued

	Option Awards (1)					Stock Awards (2)

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested* ($)
Albert Engel
	11/13/2006	3,465	13,860	24.49	11/13/2016	6,720	128,083
	11/14/2005	6,395	9,592	22.38	11/14/2015	4,962	94,576
	11/16/2004	6,946	4,630	24.16	11/16/2014	2,316	44,143
	11/17/2003	6,807	1,701	24.07	11/17/2013	487	9,282
	11/18/2002	8,934	-	20.64	11/18/2012	-	-
	11/7/2001	9,575	-	19.24	11/7/2011	-	-
	11/15/2000	10,050	-	17.09	11/15/2010	-	-
	11/12/1999	8,796	-	15.31	11/12/2009	-	-
	10/23/1998	9,236	-	14.73	10/23/2008	-	-
Robert M. Meyer
	11/13/2006	3,465	13,860	24.49	11/13/2016	6,720	128,083
	11/14/2005	6,395	9,591	22.38	11/14/2015	4,962	94,576
	11/16/2004	8,335	5,557	24.16	11/16/2014	3,473	66,195
	11/17/2003	11,669	2,918	24.07	11/17/2013	1,580	30,115
	11/18/2002	15,316	-	20.64	11/18/2012	-	-
	11/27/2001	17,549	-	19.71	11/27/2011	-	-
	11/28/2000	18,426	-	16.71	11/28/2010	-	-
	11/23/1999	17,591	-	14.63	11/23/2009	-	-
	10/23/1998	18,462	-	14.73	10/23/2008	-	-
James G. Lawrence
	11/13/2006	3,045	12,180	24.49	11/13/2016	2,100	40,026
	11/14/2005	6,395	9,591	22.38	11/14/2015	1,654	31,525
	11/16/2004	8,335	5,557	24.16	11/16/2014	1,158	22,071
	11/17/2003	11,668	2,917	24.07	11/17/2013	487	9,282
	11/18/2002	6,382	-	20.64	11/18/2012	-	-
	11/7/2001	5,584	-	19.71	11/7/2011	-	-
* Market value as of December 31, 2007.

(1)	Restrictions on restricted stock awards lapse at the rate of 20% per year (except for the years 2001 and 2002 for Mr. Lipkin which lapsed at the rate of 33.3% per year), commencing with the first anniversary of the date of grant. Dividends are credited on restricted stock at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and are subject to the same restrictions as the underlying restricted stock.

(2)	The stock option awards become exercisable at the rate of 20% per year (except for the years 2001 and 2002 for Mr. Lipkin which became exercisable at the rate of 33.3% per year). These awards are made pursuant to the Valley National Bancorp 1999 Long-Term Stock Incentive Plan. The restricted stock awards and stock option awards accelerate in the event of a change-in-control, as defined in the Valley National Bancorp 1999 Long-Term Stock Incentive Plan.

Valley National Bancorp

2008 Proxy Statement

2007 OPTION EXERCISES AND STOCK VESTED

The following table shows the stock options exercised and restricted stock that vested by NEOs in 2007 and the value realized upon exercise.

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired Upon Vesting	Value Realized on Vesting ($) (2)
Gerald H. Lipkin	-	-	11,529	281,403
Alan D. Eskow	-	-	7,671	145,212
Peter Crocitto	23,084	207,738	7,671	145,212
Albert Engel	6,925	68,558	5,360	102,291
Robert M. Meyer	23,085	111,501	7,671	145,212
James G. Lawrence	-	-	2,524	47,772

(1)    The value realized represents the difference between the fair market price of underlying securities on the day of exercise and the exercise price of the options.

(2)    The value realized on vesting of restricted stock awards represents the aggregate dollar amount realized upon vesting by multiplying the number of shares of stock by the fair market value of the the underlying shares as of the day's close of business.

2007 PENSION BENEFITS

Bank Pension Plan.  The Bank maintains a non-contributory, defined benefit pension plan for all eligible employees. The annual retirement benefit under the pension plan is (i) 0.85% of the employee’s average final compensation up to the employee’s average social security wage base plus (ii) 1.15% of the employee’s average final compensation in excess of the employee’s average social security wage base, (iii) multiplied by the years of credited service (to a maximum of 35 years). Employees who were participants in the pension plan on December 31, 1988 are entitled to the higher of the foregoing or their accrued benefit as of December 31, 1988 under the terms of the plan then in effect. An employee’s “average final compensation” is the employee’s highest consecutive 5 year average of the employee’s annual salary (excluding non-equity compensation, overtime pay and other special pay), i.e., the amount listed as “Salary” in the Summary Compensation Table, subject to each year’s annual compensation limit, currently $225,000 for 2007, received during the last 10 years of employment.

Benefit Equalization Plan.  Effective January 1, 1989, the Bank adopted a Benefit Equalization Plan (BEP) which provides retirement benefits in excess of the amounts payable from the pension plan for certain highly compensated officers. Benefits are determined as follows: (a) the benefit calculated under the Bank pension plan formula in effect prior to January 1, 1989 and without regard to the limits on recognized compensation and maximum benefits payable from a qualified defined benefit plan, minus (b) the individual’s pension plan benefit. In general, officers of the Bank who are members of the pension plan and who receive annual compensation in excess of the compensation limits under the qualified plan are eligible to participate in the BEP. The Compensation and Human Resources Committee of the Board of Directors has the authority to determine, in its discretion, which eligible officers will participate in the BEP. Effective January 1, 1989, Mr. Lipkin became a participant in the BEP; effective January 1, 1996, Mr. Crocitto became a participant in the BEP; effective January 1, 2001, Mr. Eskow and Mr. Meyer became participants in the BEP. Effective December 13, 2004 Mr. Engel became a participant in the BEP. One other Bank officer presently participates in the BEP. Mr. Lawrence does not participate in the BEP.

On August 15, 2006, the Compensation and Human Resources Committee amended the BEP so that compensation shall mean an individual’s annual rate of base salary plus all non-equity compensation payments paid during a given calendar year. This amendment was both retroactive to 1989 and prospective.

Valley National Bancorp

2008 Proxy Statement

The following table shows each pension plan that the NEO participates in, the number of years of credited service and the present value of accumulated benefits.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits (Accrued 12/31/2007)	Payments During Last Fiscal Year
Gerald H. Lipkin	VNB Pension Plan	31	$713,145	$-
	VNB Benefit Equalization Plan	31	6,082,243	-
Alan D. Eskow	VNB Pension Plan	16	341,101	-
	VNB Benefit Equalization Plan	16	575,538
Peter Crocitto	VNB Pension Plan	26	551,187	-
	VNB Benefit Equalization Plan	26	975,310
Albert Engel	VNB Pension Plan	10	165,880	-
	VNB Benefit Equalization Plan	10	213,076
James G. Lawrence	VNB Pension Plan	24	722,238	-
	VNB Benefit Equalization Plan	-	-
Robert M. Meyer	VNB Pension Plan	10	190,038	-
	VNB Benefit Equalization Plan	10	313,831

Present values of the accumulated benefits under the BEP and Pension Plan were determined as of January 1, 2008 based upon the accrued benefits under each plan as of December 31, 2007 and valued in accordance with the following principal actuarial assumptions: (1) post-retirement mortality in accordance with the Uninsured Pensioner 1994 mortality table (“UP-94”), (2) interest at an annual effective rate of 6.00% compounded annually, (3) retirement at the earliest age (subject to a minimum age of 55 and a maximum age equal to the greater of 65 and the participant’s age on January 1, 2008) at which unreduced benefits would be payable assuming continuation of employment and (4) payment in the form of a single life annuity (except for Mr. Lipkin whose benefits are payable in the form of a joint and two-thirds survivor annuity).

Pursuant to an agreement dated August 15, 2006, a minimum retirement benefit of $600,000 per year will be provided to Mr. Lipkin in the form of a joint and two-thirds survivor annuity which would pay his wife $400,000 per year in the event of Mr. Lipkin’s death. Except as contained in the description of the plan formulas above, the benefits listed in the tables are not subject to any deduction for social security or other offset amounts.

The present value of accumulated benefits shown above for Mr. Lipkin, who is retirement eligible, are based upon annual annuity amounts from the Pension Plan and BEP of $62,967 and $537,033, respectively, payable as joint and 66-2/3% survivor annuities and assuming immediate commencement of payments due to Mr. Lipkin’s attainment of normal retirement age.

The present value of accumulated benefits shown above for Mr. Eskow are based upon annual annuity amounts from the Pension Plan and BEP of $35,759 and $60,336, respectively, payable as single life annuities. Mr. Eskow is currently eligible for early retirement with reduced benefits and, assuming continuation of employment, will be eligible for unreduced benefits on June 1, 2010.

The present value of accumulated benefits shown above for Mr. Engel are based upon annual annuity amounts from the Pension Plan and BEP of $22,350 and $28,709, respectively, payable as single life annuities. Mr. Engel is currently eligible for early retirement with reduced benefits and, assuming continuation of employment, will be eligible for unreduced benefits on July 1, 2013.

The present value of accumulated benefits shown above for Mr. Lawrence is based upon an annual annuity amount from the Pension Plan of $71,085 payable as a single life annuity and assuming immediate commencement of payments due to Mr. Lawrence's attainment of the earliest retirement age with unreduced benefits. Payments will also commence under the employment agreement described above under “Non-Equity Incentive Awards,” for Mr. Lawrence which includes a special retirement benefit of $100,000 per year and $19,600 per year which had been awarded under a directors’ pension plan with a company with whom Valley merged in 2001, each payable for 15 years after he retires.

Valley National Bancorp

2008 Proxy Statement

The present value of accumulated benefits shown above for Mr. Meyer are based upon annual annuity amounts from the Pension Plan and BEP of $22,482 and $37,127, respectively, payable as single life annuities. Mr. Meyer is currently eligible for early retirement with reduced benefits and, assuming continuation of employment, will be eligible for unreduced benefits on his normal retirement date of February 1, 2011.

Early Retirement Benefits.  A named executive officer’s accrued benefits under the Bank’s Pension Plan and BEP are payable at age 65, the individual’s normal retirement age. If an executive terminates employment after both attainment of age 55 and completion of ten years of service, he is eligible for early retirement. Upon early retirement, an executive may elect to receive his accrued benefit unreduced at age 65 or, alternatively, to receive a reduced benefit commencing on the first day of any month following termination of employment and prior to age 65. The amount of reduction is 0.5% for each of the first sixty months and 0.25% for each of the next sixty months that benefits commence prior to the executive's normal retirement date (resulting in a 45% reduction at age 55, the earliest retirement age under the plans). However, there is no reduction for early retirement prior to the normal retirement date if the sum of the executive's age and years of credited service at the benefit commencement date equals or exceeds 80. NEOs who are currently eligible for early retirement are Messrs. Eskow, Engel, Lawrence and Meyer.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Valley and the Bank entered into severance agreements with Gerald Lipkin (dated August 15, 2006), Alan Eskow (dated as of June 18, 2002), Albert Engel (dated as of February 11, 2004), Robert Meyer (dated as of January 1, 1998) and Peter Crocitto (dated as of January 1, 1998).

Valley is also party to an employment agreement (dated January 25, 2000) and an employment continuation and non-competition agreement (dated as of September 5, 2000) with James Lawrence. The employment agreement expired on March 1, 2008.

In addition, Valley and the Bank entered into amended and restated change-in-control agreements with Messrs. Lipkin, Eskow, Engel, Meyer, Lawrence (each dated as of November 30, 2004) and Crocitto (dated as of November 14, 2005). These amended and restated change-in-control agreements were subsequently amended on August 15, 2006, except for the change-in-control agreement with Mr. Lawrence, which was subsequently amended on October 18, 2006.

Following Valley and the Bank’s latest fiscal year ended December 31, 2007, Valley and the Bank entered into new severance agreements and change-in-control agreements, each dated as of January 22, 2008, with the NEOs other than Mr. Lawrence. See Subsequent Events below.

The following discussion describes the agreements in place as of December 31, 2007, which form the basis of the tabular presentation which follows.

Severance Agreement Provisions.  In the event of termination of employment without cause, the severance agreements with the NEOs other than Mr. Lawrence provide for a lump sum payment equal to twelve months of base salary as in effect on the date of termination, plus a fraction of the NEO’s most recent annual Executive Incentive Plan award. That fraction is equal to (A) the number of months which have elapsed in the current calendar year divided by (B) 12. Mr. Lawrence would receive his base salary until the termination date as set forth in his employment agreement (March 1, 2008), plus a pro-rated portion of his 12.5% bonus. For purpose of the severance agreements, “cause” means willful and continued failure to perform employment duties after written notice specifying the failure, willful misconduct causing material injury to us that continues after written notice specifying the misconduct, and a criminal conviction (other than a traffic violation), drug abuse or, after a written warning, alcohol abuse or excessive absence for reasons other than illness, except in the case of Mr. Lipkin, whose severance agreement defines “cause” as gross misconduct in connection with Valley’s business or otherwise. None of the NEOs would receive severance (the salary component or the non-equity incentive award component) as a result of his death, retirement, resignation or termination of employment with cause. No lump sum severance payment is made under the severance agreements if the NEO receives severance under a change-in-control agreement (described below).

Mr. Lipkin’s severance agreement contains the provision, discussed under “Pension Benefits” above, for a minimum retirement benefit under our tax qualified pension plan and the BEP of $600,000 per year. This means that if his total benefits under these

Valley National Bancorp

2008 Proxy Statement

plans are less than $600,000, we will be required to make up the difference. Mr. Lipkin’s severance agreement also provides him with a lump sum cash payment in place of hospital, health, dental and medical benefits equal to 125% of total monthly premium payments under COBRA for him and his spouse, each through the age of 70.

Also, under the severance agreements with the NEOs other than Mr. Lawrence, we provide the NEOs with a lump sum cash payment in place of hospital, health, dental and medical benefits. The payment to Mr. Lipkin is described in the preceding paragraph and the payment to the other NEOs is 125% of total monthly premium payments under COBRA reduced by the amount of the employee contribution normally made for the health-related benefits they were receiving at termination of employment, multiplied by 36. COBRA provides temporary continuation of health coverage at group rates after termination of employment.

Under the severance agreements with the NEOs other than Messrs. Lipkin and Lawrence, we also provide the NEOs with a lump sum life insurance benefit equal to 125% of our share of the premium for three years of coverage, based on the coverage and rates in effect on the date of termination. The life insurance provision does not apply to Mr. Lipkin under his severance agreement and to Mr. Lawrence under his separate arrangement.

Each NEO other than Mr. Lipkin is required to keep confidential all confidential information that he obtained in the course of his employment with us. The NEOs are also restricted from competing with us during the term of his employment with us and for one year after termination of his employment with us, except in the case of Mr. Lipkin, who is restricted from competing with us during the term of his employment with us and for two years after termination of his employment with us.

Change-in-Control Agreements (“CIC Agreements”) Provisions.  If an NEO is terminated without cause or resigns for good reason following a change-in-control (“CIC”) during the contract period (which is defined as the period beginning on the day prior to the CIC and ending on the earlier of (1) the third anniversary of the CIC, (2) the date the NEO reaches age 65, or (3) the NEOs death, except in the case of Mr. Lipkin where the period would end on the earlier of the third anniversary of the CIC or his death) the NEO, other than Mr. Lawrence, would receive three times the highest annual salary and non-equity incentive received in the three years prior to the change-in-control. Mr. Lawrence would receive three times his current annual base salary at the time of termination of employment unless his annual base salary was reduced after the change-in-control, in which case he would receive three times his highest annual base salary in effect 18 months prior to the change-in-control. The NEOs other than Mr. Lawrence would also receive health, hospitalization and medical insurance as well as life and disability insurance for three years after the termination (but not beyond the date the NEO reaches age 65) at Valley or its successor’s cost, net of the NEO’s contributions. Mr. Lawrence would receive health, hospitalization and medical insurance for a period of three years from the date immediately preceding the change-in-control (but, not beyond the date he reaches age 65) at Valley or its successor’s cost. The NEOs other than Messrs. Lawrence and Crocitto would also be credited with three years additional service under the BEP. Mr. Lawrence is not a participant of the BEP and Mr. Crocitto would be credited with eight years additional service under the BEP.

Payments under the CIC Agreements are triggered by a “change-in-control” followed by another triggering event. The events defined in the agreements as changes of control are:

—

Outsider stock accumulation.  We learn, or one of our subsidiaries learns, that a person or business entity has acquired 25% or more of Valley’s common stock, and that person or entity is neither our “affiliate” (meaning someone who is controlled by, or under common control with, Valley) nor one of our employee benefit plans.

—

Outsider tender/exchange offer.  The first purchase of our common stock is made under a tender offer or exchange offer by a person or entity that is neither our “affiliate” nor one of our employee benefit plans.

—

Outsider subsidiary stock accumulation.  The sale of the Bank’s common stock to a person or entity that is neither our “affiliate” nor one of our employee benefit plans that results in the person or entity owning more than 50% of the Bank’s common stock.

—

Business combination transaction.  We complete a merger or consolidation with another company, or we become another company’s subsidiary (meaning that the other company owns at least 50% of our common stock), unless, after the happening of either event, 60% or more of the directors of the merged company, or of our new parent company, are people who were serving as our directors on the day before the first public announcement about the event.

Valley National Bancorp

2008 Proxy Statement

—	Asset sale. We sell or otherwise dispose of all or substantially all of our assets or the Bank’s assets.

—	Dissolution/Liquidation. We adopt a plan of dissolution or liquidation.

—

Board turnover.  We experience a substantial and rapid turnover in the membership of our Board of Directors. This means changes in board membership occurring within any period of two consecutive years that result in 40% or more of our board members not being “continuing directors.” A “continuing director” is a board member who was serving as a director at the beginning of the two-year period, or one who was nominated or elected by the vote of at least 2/3 of the “continuing directors” who were serving at the time of his/her nomination or election.

The second triggering event is the NEO leaving our employment under the following two conditions: First, the NEO must have left before the end of the “contract period” which, under the CIC Agreement, begins the day before the change-in-control and continues through the third anniversary of the change-in-control. Second, the NEO must have left either because we (or any successor) terminated him without “cause,” or he voluntarily quit for “good reason.”

“Cause” for termination of an NEO’s employment under the CIC Agreements means his failure to perform employment duties, misconduct in office, a criminal conviction, drug or alcohol abuse or excessive absence. “Good reason” for a NEO’s voluntary termination of employment under the CIC Agreements means any of the following actions by us or our successor:

—	We change the NEO’s employment duties to include duties not in keeping with his position within Valley or the Bank prior to the change-in-control.

—	We demote the NEO or reduce his authority.

—	We reduce the NEO’s annual base compensation.

—

We terminate the NEO’s participation in any non-equity incentive plan in which the NEO participated before the change-in-control, or we terminate any employee benefit plan in which the NEO participated before the change-in-control without providing another plan that confers benefits similar to the terminated plan.

—	We relocate the NEO to a new employment location that is outside of New Jersey or more than 25 miles away from his former location.

—	We fail to get the person or entity who took control of Valley to assume our obligations under the NEO’s CIC Agreement.

—	We terminate the NEO’s employment before the end of the “contract period,” without complying with all the provisions in the NEO’s CIC Agreement.

Parachute Payment Reimbursement

All NEOs other than Mr. Lawrence are entitled to a “Parachute Penalty” tax gross-up payment in the case that certain payments resulting from a termination following a change-in-control exceed the threshold limit set forth in Section 280G of the Internal Revenue Code.

Pension Plan Payments

The present value of the benefits to be paid to each NEO following termination of employment over his estimated lifetime is set forth in the table below. Mr. Lawrence is not a participant of the BEP. All NEOs other than Mr. Crocitto receive three years additional service under the BEP upon termination as a result of a change-in-control due to dismissal without cause or resignation for good reason. Mr. Crocitto receives eight additional years of service. Present values of the BEP and pension plan were determined as of January 1, 2008 based on post-retirement mortality in accordance with the UP-94 mortality table and interest at an annual effective rate of 5.68% compounded annually (equivalent to an annual rate of 5.6% compounded semi-annually).

Valley National Bancorp

2008 Proxy Statement

Equity Award Acceleration

In the event of a change-in-control or termination of employment as a result of death, all restrictions on an NEO’s restricted stock awards will immediately lapse. In the case of retirement, all restrictions will lapse except for shares granted between November 13, 2006 and September 20, 2007. For these awards, only the shares in which the restrictions were scheduled to lapse in the calendar year of retirement and the following calendar year will lapse. Upon termination of employment for any other reason, NEOs will forfeit all shares whose restrictions have not lapsed.

Stock options will vest in the same manner as described above for the restricted stock awards.

Severance Benefits Table

The table set forth below illustrates the severance amounts and benefits that would be paid to each of the NEOs, if he had terminated employment with the Bank on December 31, 2007, the last business day of the most recently completed fiscal year, under each of the following retirement or termination circumstances: (i) death; (ii) dismissal for cause; (iii) retirement or resignation; (iv) dismissal without cause; and (v) dismissal without cause or resignation for good reason following a change-in-control of Valley on December 31, 2007. These payments are considered estimates as of specific dates as they contain some assumptions regarding stock, price, life expectancy, salary and non-incentive compensation amounts and income tax rates and laws.

Valley National Bancorp

2008 Proxy Statement

Executive Benefits and Payments Upon Termination	Death	Dismissal for Cause	Retirement or Resignation	Dismissal Without Cause (no Change-in- Control)	Dismissal without Cause or Resignation for Good Reason (Following a Change-in-Control)
Mr. Lipkin
Amounts payable in full on indicated date of termination:
Severance - Salary component	$-	$-	$-	$680,000	$1,950,000
Severance - Non-equity incentive	-	-	-	636,000	1,875,000
Restricted stock awards	880,749	-	640,593	-	880,749
Stock options	-	-	-	-	-
Welfare benefits continuation	31,070	-	31,070	31,070	31,070
“Parachute Penalty” Tax gross-up	-	-	-	-	-

Sub Total	911,819	-	671,663	1,347,070	4,736,819
Present value of annuities commencing on indicated date of termination:
Benefit equalization plan	6,242,901	-	6,242,901	6,242,901	6,242,901
Pension plan	731,975	731,975	731,975	731,975	731,975

Total	$7,886,695	$731,975	$7,646,539	$8,321,946	$11,711,695

Mr. Eskow
Amounts payable in full on indicated date of termination:
Severance - Salary component	$-	$-	$-	$355,000	$1,035,000
Severance - Non-equity incentive	-	-	-	180,000	465,000
Restricted stock awards	318,954	-	-	-	318,954
Stock options	-	-	-	-	-
Welfare benefits continuation	18,168	-	18,168	18,168	18,168
"Parachute Penalty" Tax gross-up	-	-	-	-	726,143

Sub Total	337,122	-	18,168	553,168	2,563,265
Present value of annuities commencing on indicated date of termination:
Benefit equalization plan	493,696	-	493,696	493,696	814,550
Pension plan	292,596	292,596	292,596	292,596	292,596

Total	$1,123,414	$292,596	$804,460	$1,339,460	$3,670,411

Mr. Crocitto
Amounts payable in full on indicated date of termination:
Severance - Salary component	$-	$-	$-	$355,000	$1,035,000
Severance - Non-equity incentive	-	-	-	180,000	465,000
Restricted stock awards	318,954	-	-	-	318,954
Stock options	-	-	-	-	-
Welfare benefits continuation	42,807	-	42,807	42,807	42,807
“Parachute Penalty” Tax gross-up	-	-	-	-	1,131,064

Sub Total	361,761	-	42,807	577,807	2,992,825
Present value of annuities commencing on indicated date of termination:
Benefit equalization plan	-	-	-	-	1,509,632
Pension plan	-	-	-	-	-

Total	$361,761	$-	$42,807	$577,807	$4,502,457

Valley National Bancorp

2008 Proxy Statement

Executive Benefits and Payments Upon Termination	Death	Dismissal for Cause	Retirement or Resignation	Dismissal Without Cause (no Change-in- Control)	Dismissal Without Cause or Resignation for Good Reason (Following a Change-in-Control)
Mr. Engel
Amounts payable in full on indicated date of termination:
Severance - Salary component	$—	$—	$—	$320,000	$930,000
Severance - Non-equity incentive	—	—	—	160,000	450,000
Restricted stock awards	276,050	—	—	—	276,050
Stock options	—	—	—	—	—
Welfare benefits continuation	35,606	—	35,606	35,606	35,606
“Parachute Penalty” Tax gross-up	—	—			649,001

Sub Total	311,656	—	35,606	515,606	2,340,657
Present value of annuities commencing on indicated date of termination:
Benefit equalization plan	230,558	—	230,558	230,558	353,581
Pension plan	179,491	179,491	179,491	179,491	179,491

Total	$721,705	$179,491	$445,655	$925,655	$2,873,729

Mr. Meyer
Amounts payable in full on indicated date of termination:
Severance - Salary component	$—	$—	$—	$355,000	$1,035,000
Severance - Non-equity incentive	—	—	—	145,000	465,000
Restricted stock awards	318,954	—	—	—	318,954
Stock options	—	—	—	—	—
Welfare benefits continuation	19,546	—	19,546	19,546	19,546
“Parachute Penalty” Tax gross-up	—	—	—	—	—

Sub Total	338,500	—	19,546	519,546	1,838,500
Present value of annuities commencing on indicated date of termination:
Benefit equalization plan	339,069	—	339,069	339,069	502,378
Pension plan	205,319	205,319	205,319	205,319	205,319

Total	$882,888	$205,319	$563,934	$1,063,934	$2,546,197

Mr. Lawrence
Amounts payable in full on indicated date of termination:
Severance - Salary component	$—	$—	$—	$68,148	$1,226,670
Severance - Non-equity incentive	—	—	—	25,185	—
Restricted stock awards	102,877	—	72,856	—	102,877
Stock options	—	—	—	—	—
Welfare benefits continuation	—	—	—	—	37,480
“Parachute Penalty” Tax gross-up	—	—	—	—	—

Sub Total	102,877	—	72,856	93,333	1,367,027
Present value of annuities commencing on indicated date of termination:
Benefit equalization plan	—	—	—	—	—
Pension plan	739,840	739,840	739,840	739,840	739,840

Total	$842,717	$739,840	$812,696	$833,173	$2,106,867

Valley National Bancorp

2008 Proxy Statement

Subsequent Events

As noted above, following Valley and the Bank’s latest fiscal year ended December 31, 2007, Valley and the Bank entered into new severance agreements and change-in-control agreements, each dated as of January 22, 2008, with the NEOs other than Mr. Lawrence.

The new severance agreements amend and restate the prior severance agreements to provide that upon a termination other than for cause, or upon death or disability, the NEOs other than Mr. Lawrence will become entitled to (1) a lump sum amount equal to one hundred twenty-five percent (125%), less applicable withholdings, of (A) the aggregate COBRA premium amounts (based upon COBRA rates in effect at date of termination) for three years of the health, hospitalization and medical insurance coverage that was being provided to that NEO (and spouse) at the time of termination of employment, minus (B) the aggregate amount of any employee contributions that would have been required of that NEO (determined as of the termination of employment) for such three year period and (2) a lump sum amount equal to one hundred twenty-five percent (125%), less applicable withholdings, of Valley’s share of the premium for three years of the life insurance coverage provided to a similarly situated active employee (based upon the coverage and rates in effect on the date that NEO terminates employment). In addition, the new severance agreements amended and restated the prior severance agreements to provide that Valley may delay payment of benefits provided in the new severance agreements for six (6) months following termination from employment to the extent necessary to comply with Section 409A of the Internal Revenue Code.

The new change-in-control agreements amend and restate the prior amended and restated change-in-control agreements to (1) amend the NEO’s (other than Mr. Lawrence) rights to continuation of certain welfare benefit coverages following termination of employment without cause or resignation for good reason to include payment to that NEO of a lump sum amount equal to one hundred twenty-five percent (125%) of Valley’s share of the premium for three years of the life insurance coverage provided to a similarly situated active employee (based upon the coverage and rates in effect on the date that NEO terminates employment) and (2) remove all references to age related limitations on the term of the new change-in-control agreements or the rights and benefits payable under the new change-in-control agreements.

Please note that the amendments described above in the new severance agreements and change-in-control agreements are not reflected in the table set forth above.

REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee (“Committee”) of the Company has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis that is required by Securities and Exchange Commission Rules to be included in this Proxy Statement.

Based on that review and those discussions, the Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Robert E. McEntee, Chairman

Gerald Korde, Vice Chairman

Andrew B. Abramson

Eric P. Edelstein

H. Dale Hemmerdinger

Michael L. LaRusso

Robinson Markel

Barnett Rukin

Valley National Bancorp

2008 Proxy Statement

REPORT OF THE AUDIT AND RISK COMMITTEE

March 6, 2008

To the Board of Directors of Valley National Bancorp:

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm, Ernst & Young LLP, performs an annual independent audit of the financial statements and expresses an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States of America.

The following is the report of the Audit and Risk Committee with respect to the audited financial statements for fiscal 2007. With respect to fiscal 2007, the Audit and Risk Committee has:

—	reviewed and discussed Valley’s audited financial statements with management and Ernst & Young LLP;

—	discussed with Ernst & Young LLP the scope of its services, including its audit plan;

—	reviewed Valley’s internal control procedures;

—	discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit and Risk Committees, as amended;

—

received the written disclosures and letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Ernst & Young LLP their independence from management and Valley;

—	approved the audit and non-audit services provided during fiscal 2007 by Ernst & Young LLP.

Based on the foregoing review and discussions, the Audit and Risk Committee recommended to the Board of Directors that the audited financial statements be included in Valley’s Annual Report on Form 10-K for fiscal 2007.

Pursuant to Section 404 of the Sarbanes-Oxley Act, management is required to prepare as part of the Company’s 2007 Annual Report on Form 10-K, a report by management on its assessment of the Company’s internal control over financial reporting, including management’s assessment of the effectiveness of such internal control. Ernst & Young LLP is also required by Section 404 to prepare and include as part of the Company’s 2007 Annual Report on Form 10-K, the auditors’ attestation report on management’s assessment. During the course of 2007, management regularly discussed the internal control review and assessment process with the Audit and Risk Committee, including the framework used to evaluate the effectiveness of such internal control, and at regular intervals updated the Audit and Risk Committee on the status of this process and actions taken by management to respond to issues identified during this process. The Audit and Risk Committee also discussed this process with Ernst & Young LLP. Management’s assessment report and the auditor’s attestation report are included as part of the 2007 Annual Report on Form 10-K.

Andrew B. Abramson, Committee Chairman

Eric P. Edelstein, Vice Chairman

Pamela R. Bronander

Walter H. Jones, III

Gerald Korde

Michael L. LaRusso

Robert E. McEntee

Valley National Bancorp

2008 Proxy Statement

COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

Except for Robinson Markel, all members of the Compensation and Human Resources Committee, or their affiliates, have engaged in loan transactions with the Bank, as discussed below. The members of the Committee are Messrs. Robert McEntee (Chairman), Andrew Abramson, Eric P. Edelstein, H. Dale Hemmerdinger, Gerald Korde (Vice Chairman), Michael LaRusso, Robinson Markel and Barnett Rukin. No other relationships required to be reported under the rules promulgated by the Securities and Exchange Commission exist with respect to members of Valley’s Compensation and Human Resources Committee.

CERTAIN TRANSACTIONS WITH MANAGEMENT

The Bank has made loans to its directors and executive officers and their associates and, assuming continued compliance with generally applicable credit standards, it expects to continue to make such loans. All of these loans (i) were made in the ordinary course of business, (ii) were made on the same terms, including interest rates as those available to other persons not related to the Company, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

Prior to 2003, the Bank purchased $150 million of bank-owned life insurance from a nationally known life insurance company after a lengthy competitive selection process and substantial negotiations over policy costs and terms. The son-in-law of Mr. Lipkin, Chairman, President and CEO, a director and a shareholder of Valley, is a licensed insurance broker who introduced Valley to the program offered by this insurance company. During 2007, the Bank purchased $75 million of additional bank-owned life insurance from the same life insurance company as its initial purchase. This was also completed after a selection process with other vendors. In 2007, Mr. Lipkin’s son-in-law earned insurance commissions (and will receive future commissions during the remainder of the term of the policy) pursuant to an arrangement he entered into with the insurance broker associated with the insurance company for a portion of the broker’s commission.

Policy and Procedures on Related Person Transactions

The Company’s related person transaction practices and policies between Valley or any of its subsidiaries and an executive officer, director or an immediate family member are currently governed by Valley’s Code of Conduct and Ethics (“Code of Conduct”). The Code of Conduct is available on Valley’s website http://www.valleynationalbank.com. Executive officers and directors are required to bring to the attention of the CEO any direct or indirect financial transaction which is deemed a related party transaction for discussion, evaluation and approval. In the ordinary course of business, directors (or a business in which the director is a partner, director, shareholder or executive officer) may provide services to Valley or to customers of the Bank. Valley requires its directors and executive officers to complete a questionnaire, annually, to provide information specific to related party transactions. The CEO then brings the matter to the attention of either the full Board of Directors or either the Audit and Risk Committee, Nominating and Corporate Governance Committee or the Compensation and Human Resources Committee for approval. Prior approval by the Board is required as well as competitive pricing and compliance with all banking and other regulations. The Corporate Governance Committee will also be apprised of any related party transactions and use that information to determine director independence. Valley adopted a separate related person transaction policy on March 7, 2007.

Valley National Bancorp

2008 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Valley’s directors and executive officers to file reports relating to their ownership and changes in ownership of Valley common stock with the SEC and NYSE by certain deadlines. Based on information provided by Valley’s directors and executive officers and a review of such reports, Valley believes that all required reports were filed on a timely basis during 2007.

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP, audited the books and records of Valley for the years ended December 31, 2007 and 2006. The fees billed for services rendered for Valley by its independent accountants for the years ended December 31, 2007 and 2006 were as follows:

	2007	2006
Audit fees	$709,000	$641,100
Audit-related fees	48,000	52,900
	$757,000	$694,000

“Audit Fees” include the fees associated with an assessment of Valley’s internal control over financial reporting integrated with the audit of Valley’s financial statements. “Audit-Related Fees” include fees paid for benefit plan audits and other attestation services not directly related to the audit of Valley’s consolidated financial statements.

The Audit and Risk Committee adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by the independent accountants to Valley. The policy requires that all services to be performed by Ernst & Young LLP, Valley’s independent accountants, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit and Risk Committee. Specific services being provided by the independent accountants are regularly reviewed in accordance with the pre-approval policy. At each subsequent Audit and Risk Committee meeting, the Committee receives updates on the services actually provided by the independent accountants, and management may present additional services for approval. All services rendered by Ernst & Young LLP are permissible under applicable laws and regulations, and the Audit and Risk Committee pre-approved all audit, audit-related and non-audit services performed by Ernst & Young LLP during fiscal 2007. The Audit and Risk Committee has not yet finalized its selection of Independent Public Accountants for 2008. Representatives of Ernst & Young LLP, will be available at the annual meeting and will have the opportunity to make a statement and answer questions from shareholders regarding 2007 financial results.

SHAREHOLDER PROPOSALS

New Jersey corporate law requires that the notice of shareholders’ meeting (for either a regular or special meeting) specify the purpose or purposes of the meeting. Thus any substantive proposal, including shareholder proposals, must be referred to in Valley’s notice of shareholders’ meeting in order for the proposal to be properly considered at a meeting of Valley.

Proposals of shareholders which are eligible under the rules of the SEC to be included in Valley’s year 2009 proxy material must be received by the Corporate Secretary of Valley National Bancorp no later than November 8, 2008.

If Valley changes its 2009 annual meeting date to a date more than 30 days from the date of its 2008 annual meeting, then the deadline referred to in the preceding paragraph will be changed to a reasonable time before Valley begins to print and mail its proxy materials. If Valley changes the date of its 2008 annual meeting in a manner that alters the deadline, Valley will so state under Part II - Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change, or will notify its shareholders by another reasonable method.

Valley National Bancorp

2008 Proxy Statement

OTHER MATTERS

The Board of Directors is not aware of any other matters that may come before the annual meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

Shareholders are urged to sign the enclosed proxy and return it in the enclosed envelope or vote by telephone or internet. The proxy is solicited on behalf of the Board of Directors.

By Order of the Board of Directors,

Alan D. Eskow Secretary

Wayne, New Jersey

March 6, 2008

A copy of Valley’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2007 filed with the Securities and Exchange Commission will be furnished to any shareholder upon written request addressed to Dianne M. Grenz, First Senior Vice President, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey 07470. Valley’s Annual Report on Form 10-K (without exhibits) is also available on Valley’s website at www.valleynationalbank.com.

Valley National Bancorp

2008 Proxy Statement

Appendix A

VALLEY NATIONAL BANCORP

AUDIT AND RISK COMMITTEE CHARTER

Purpose

The Audit and Risk Committee (the ”Committee”) is appointed by the Board of Directors (the “Board”) of Valley National Bancorp (the “Company”) to assist the Board in monitoring (1) the integrity of the Company’s financial statements , (2) the independent auditor’s performance, qualifications and independence, (3) the performance of the Company’s internal audit, risk management, loan review and regulatory compliance functions, (4) policy standards and guidelines for risk assessment and risk management, and (5) compliance by the Company with legal, regulatory and corporate policy requirements. This Committee also serves as the Audit and Risk Committee of Valley National Bank and its subsidiaries.

The Committee shall prepare the Committee Report as required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Committee Membership

The Committee shall consist of no fewer than four members. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange (the “NYSE”) and the “independence” requirements of the Sarbanes-Oxley Act of 2002, contained in Section 10A(m) of the Securities Exchange Act of 1934 (the “Exchange Act”).

The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee, which shall also designate one person as chairman. Committee members may be replaced by the Board.

Committee Authority and Responsibilities

The Committee shall be directly responsible for and have the sole authority to appoint or replace the independent auditors, and shall pre-approve all audit engagement fees and terms and all non-audit engagements with the independent auditors in accordance with the rules of the NYSE and Section 10A(i) of the Exchange Act. The independent auditors shall report directly to the Committee. The Committee shall consult with management but shall not delegate its responsibilities hereunder.

The Committee shall receive from the independent auditors the reports on critical accounting policies and practices, alternative treatments and material communications with management as required by Section 10A(k) of the Exchange Act.

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee may form and delegate authority to subcommittees when appropriate.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors or consultants employed by the Committee and to fund its ordinary administrative expenses necessary and appropriate to carry out its duties. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall meet regularly with management and at least quarterly with the Chief Audit Executive, the Chief Risk Officer and the independent auditors in separate executive sessions. The Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee’s own performance.

Valley National Bancorp

2008 Proxy Statement

Additional Responsibilities

The Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.      Review and discuss with management and the independent auditors the Company’s annual financial results prior to the release of the annual earnings. Review the Company’s annual audited financial statements, including the independent auditors’ report thereon, and the disclosures made in management’s discussion and analysis of financial condition and results of operations, prior to filing the annual report on Form 10-K, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.      Review and discuss with management and the independent auditors the Company’s quarterly financial performance prior to the release to the press, and the quarterly financial statements prior to the filing of its Form l0-Q, including the use of “pro-forma”, non-GAAP information and the results of the independent auditors’ reviews of the quarterly financial statements.

3.      Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

4.      Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

5.      Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

6.      Annually review and discuss with management and the independent auditors, management’s assessment of the effectiveness of the Company’s internal control structure over financial reporting related to section 404 of the Sarbanes-Oxley Act of 2002 and, as needed, the certifications and statements required to be filed or submitted to governmental authorities pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations thereunder. Monitor for compliance with FDIC regulations.

7.      Discuss with the independent auditors the matters required by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

(a) The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management.

(b) The management letter provided by the independent auditors and the Company’s response to that letter.

(c) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

8.     Discuss with management due diligence examinations planned or conducted in connection with the Company’s significant proposed acquisitions.

Oversight of the Company’s Relationship with the Independent Auditors

9.      Review the experience and qualifications of the senior members of the independent auditor’s team.

10.    Obtain and review a report from the independent auditors at least annually describing (a) the firm’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more

Valley National Bancorp

2008 Proxy Statement

independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company. After reviewing such report the Committee will evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditors. The Committee shall present its conclusions with respect to the independent auditors to the Board.

11.    Assure that the lead audit partner of the independent auditors and the audit partner responsible for reviewing the audit are rotated at least every five years and consider rotation of the independent auditing firm itself on a regular basis.

12.    Monitor policies for the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account (recognizing that the independent auditors may not perform the audit if the chief executive officer, controller, chief financial officer or chief accounting officer was employed by the independent auditors and participated in any capacity in the audit during the one year preceding the initiation of the audit).

13.    Discuss with the national office of the independent auditors issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

14. Meet	with the independent auditors prior to the audit to discuss the planning and staffing of the audit.

15.    Determine through discussions with the independent auditors and internal auditors that management placed no restrictions on the scope of their examinations or on efficient completion of audits.

Oversight of the Company’s Internal Audit and Risk Management Functions

16.    Review and approve the appointment of the Chief Audit Executive and the Chief Risk Officer.

17.    Receive from the Chief Audit Executive quarterly progress reports, which include a summary of audits completed, audits completed with less than satisfactory results, and updates on meeting the internal audit plan. Review the significant findings and recommended action plans prepared by the internal audit department, together with management’s responses and follow-up. Resolve significant differences between internal audit and management and mandate corrective action.

18.    Discuss with management major credit, market, liquidity, interest rate, operational, compliance, reputation, and strategic risk exposures and the steps taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

19.    Receive reports on the effectiveness of the Company’s risk management processes (identification, measurement, monitoring and control) from the Chief Risk Officer, and review and, approve policies and procedures governing risk management.

20.    Review with management and the independent auditors the responsibilities, budget and staffing of the internal audit, risk management, loan review and regulatory compliance departments, and any recommended changes in the planned scope of the internal audit or the roles of the other functions. As appropriate, approve the plans, budgets and staffing of the four functions.

21.    Review and approve the Internal Audit Department Charter.

Oversight of the Company’s Compliance

22.    Obtain from the independent auditors assurance that Sections (a) through (k) of Section 10A of the Exchange Act have not been implicated.

23.    Obtain reports from management, the Chief Risk Officer, Regulatory Compliance, BSA/AML Compliance, and the Chief Audit Executive indicating whether they have become aware that any of the activities of the Company and its subsidiaries are not in material conformity with applicable legal requirements or the Company’s Code of Conduct and Ethics. Review related party transactions for potential conflicts of interest, as required by policy. Advise the Board with respect to any material issues

Valley National Bancorp

2008 Proxy Statement

that have been brought to the Committee’s attention concerning compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics. Monitor the company’s antifraud measures with respect to appropriate fraud deterrence and prevention measures.

24.     Review the procedures that are established as required by Section 10A (m) of the Exchange Act for:

(a) The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

(b) The confidential, anonymous submission by employees of the Company and its subsidiaries of concerns regarding questionable accounting or auditing matters.

25.    Review regulatory issues reported in examination reports received from the Comptroller of the Currency and Federal Reserve and responses by the Company to those reports.

26.    Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

27.    Discuss with management legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

28.    One member of the Committee should attend meetings of the Anti-Money Laundering and Bank Secrecy Act Oversight Committee.

Limitation of the Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits, to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations, or to conduct risk-management activities. The independent and internal auditors plan and conduct audits. Management prepares the Company’s financial statements and disclosures and conducts risk-management activities.

VALLEY NATIONAL BANCORP

PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS

MONDAY, APRIL 7, 2008

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 7, 2008.

The proxy statement and the annual report are available at the following weblink: http://www.valleynationalbank.com/filings.html.

The undersigned hereby appoints WALTER H. JONES, III, GERALD KORDE and ANDREW B. ABRAMSON and each of them, as Proxy, each with full power of substitution, to vote all of the stock of VALLEY NATIONAL BANCORP standing in the undersigned’s name at the annual meeting of Shareholders of VALLEY NATIONAL BANCORP, to be held at the Crowne Plaza Fairfield, 690 Route 46 East, Fairfield, New Jersey, on Monday, April 7, 2008 at 10:00 a.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

This proxy will be voted as specified on the reverse side. If no choice is specified, the proxy will be voted FOR the election of the proposal.

Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

(Continued and to be signed on the reverse side)

PROXY VOTING INSTRUCTIONS

Mail

Sign, date and mail your proxy card in the envelope provided as soon as possible.

Telephone

Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Internet

Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

(Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	ELECTION OF 15 DIRECTORS

☐  FOR ALL NOMINEES

☐  WITHHOLD AUTHORITY FOR ALL NOMINEES

☐  FOR ALL EXCEPT (See instructions below)

☐  Andrew B. Abramson, ☐  Pamela R. Bronander, ☐  Eric P. Edelstein, ☐  Mary J. Steele Guilfoile, ☐  H. Dale Hemmerdinger, ☐  Graham O. Jones,

☐  Walter H. Jones, III, ☐  Gerald Korde, ☐  Michael L. LaRusso, ☐  Marc J. Lenner, ☐  Gerald H. Lipkin, ☐  Robinson Markel, ☐  Richard S. Miller,

☐  Barnett Rukin, ☐  Suresh L. Sani

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method:  ☐

PLEASE SIGN, DATE AND RETURN PROMPTLY

Signature of Shareholder Date: Signature of Shareholder Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.